Exhibit 10.11

LEASE

SILICON VALLEY CA-I, LLC,
a Delaware limited liability company,

Landlord,

and

8X8, INC., a Delaware corporation,

Tenant

TABLE OF CONTENTS

			page
1	..	USE AND RESTRICTIONS ON USE	1
2	..	TERM	2
3	..	RENT	3
4	..	RENT ADJUSTMENTS	3
5	..	SECURITY DEPOSIT [INTENTIONALLY OMITTED]	5
6	..	ALTERATIONS	5
7	..	REPAIR	6
8	..	LIENS	7
9	..	ASSIGNMENT AND SUBLETTING	7
10	..	INDEMNIFICATION	10
11	..	INSURANCE	10
12	..	WAIVER OF SUBROGATION	10
13	..	SERVICES AND UTILITIES	11
14	..	HOLDING OVER	11
15	..	SUBORDINATION	11
16	..	RULES AND REGULATIONS	12
17	..	REENTRY BY LANDLORD	12
18	..	DEFAULT	12
19	..	REMEDIES	13
20	..	TENANT'S BANKRUPTCY OR INSOLVENCY	14
21	..	QUIET ENJOYMENT	15
22	..	CASUALTY	15
23	..	EMINENT DOMAIN	16
24	..	SALE BY LANDLORD	17
25	..	ESTOPPEL CERTIFICATES	17
26	..	SURRENDER OF PREMISES	17
27	..	NOTICES	18
28	..	TAXES PAYABLE BY TENANT	18
29	..	RELOCATION OF TENANT [INTENTIONALLY OMITTED]	18
30	..	PARKING	18
31	..	DEFINED TERMS AND HEADINGS	19
32	..	TENANT'S AUTHORITY	19
33	..	FINANCIAL STATEMENTS AND CREDIT REPORTS	20
34	..	COMMISSIONS	20
35	..	TIME AND APPLICABLE LAW	20
36	..	SUCCESSORS AND ASSIGNS	20
37	..	ENTIRE AGREEMENT	20
38	..	EXAMINATION NOT OPTION	20

i

TABLE OF CONTENTS
(continued)

39	..	RECORDATION	20
40	..	OPTION TO RENEW	20
41	..	ACCELERATION OPTION.	22
42	..	CONSULTANT FEE	22
43	..	ROOF SPACE FOR DISH/ANTENNA	23
44	..	RIGHT OF FIRST OPPORTUNITY	24
45	..	MONUMENT SIGNAGE	25
46	..	PREMISES SIGNAGE	25
47	..	TENANT'S SECURITY SYSTEM	26
48	..	LIMITATION OF LANDLORD'S LIABILITY	27

EXHIBIT A - FLOOR PLAN DEPICTING THE PREMISES

EXHIBIT A-1 - SITE PLAN

EXHIBIT B - INITIAL ALTERATIONS

EXHIBIT C - COMMENCEMENT DATE MEMORANDUM

EXHIBIT D - RULES AND REGULATIONS

EXHIBIT E - FORM OF EARLY POSSESSION AGREEMENT

TEXHIBIT F - FORM OF TSUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

ii

SILICON VALLEY PORTFOLIO LEASE

REFERENCE PAGES
BUILDING:	810 West Maude Avenue Sunnyvale, California 94089
LANDLORD:	SILICON VALLEY CA-I, LLC, a Delaware limited liability company
LANDLORD'S ADDRESS:	RREEF Management Company 3303 Octavius Dr., Ste. 102 Santa Clara, California 95054 Attention: Property Manager
WIRE INSTRUCTIONS AND/OR ADDRESS FOR RENT PAYMENT:	Silicon Valley CA-I, LLC Dept. 2095 P.O. Box 39000 San Francisco, California 94139
LEASE REFERENCE DATE:	April 30, 2009
TENANT:	8X8, INC., a Delaware corporation
TENANT'S NOTICE ADDRESS:
(a) As of beginning of Term:	810 West Maude Avenue Sunnyvale, California 94089
(b) Prior to beginning of Term (if different):	3151 Jay Street Santa Clara, California 95054
PREMISES ADDRESS:	810 West Maude Avenue Sunnyvale, California 94089
PREMISES RENTABLE AREA:	Approximately 51,680 sq. ft. (for outline of Premises see UExhibit AU)
USE:	Laboratory, light manufacturing and shipping of products and general office use, with such possible use as a 24/7 call center and network monitoring center.
SCHEDULED COMMENCEMENT DATE:	September 1, 2009
TERM OF LEASE:

Approximately thirty-six (36) months beginning on the Commencement Date and ending on the Termination Date. The period from the Commencement Date to the last day of the same month is the "Commencement Month."

TERMINATION DATE:

The last day of the thirty-sixth (36PthP) full calendar month after (if the Commencement Month is not a full calendar month), or from and including (if the Commencement Month is a full calendar month), the Commencement Month, which Termination Date is estimated to be August 31, 2012.

iii

ANNUAL RENT and MONTHLY INSTALLMENT OF RENT (Article 3):

*Tenant shall not be required to pay Tenant's Proportionate Share of Taxes and Expenses during the initial Term of this Lease only as provided in Section 4.6 of this Lease.

INITIAL ESTIMATED MONTHLY INSTALLMENT OF RENT ADJUSTMENTS (Article 4):	$0.00* (see note above and Section 4.6 of this Lease)
TENANT'S PROPORTIONATE SHARE:	100%
SECURITY DEPOSIT:	$0.00
ASSIGNMENT/SUBLETTING FEE:	$500.00
PARKING:	One hundred and eighty-nine (189) passes at no monthly parking charge (See Article on Parking)
REAL ESTATE BROKER:	Cornish & Carey, representing Landlord, and Jones Lang LaSalle, representing Tenant
TENANT'S SIC CODE:	4813
AMORTIZATION RATE:	N/A

The Reference Pages information is incorporated into and made a part of the Lease. In the event of any conflict between any Reference Pages information and the Lease, the Lease shall control. The Lease includes Exhibits A through F, all of which are made a part of the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have entered into the Lease as of the Lease Reference Date set forth above.

LANDLORD:	TENANT:
SILICON VALLEY CA-I, LLC, a Delaware limited liability company	8X8, INC., a Delaware corporation
By: RREEF Management Company, a Delaware corporation, its Authorized Agent
By: _____________________________________	By: _________________________________
Name: James H. Ida	Name: Bryan R. Martin
Title: Vice President, District Manager	Title: Chairman and CEO
Dated: __________________________________	Dated: ______________________________

1

LEASE

By this Lease Landlord leases to Tenant and Tenant leases from Landlord the Premises in the Building as set forth and described on the Reference Pages. The Premises are depicted on the floor plan attached hereto as UExhibit AU, and the Building is depicted on the site plan attached hereto as UExhibit A-1U. The Reference Pages, including all terms defined thereon, are incorporated as part of this Lease.

  USE AND RESTRICTIONS ON USE.

  1.1    The Premises are to be used solely for the purposes set forth on the Reference Pages. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure, annoy, or disturb them, or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose, or commit any waste. Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained. Tenant shall comply with all federal, state and city laws, codes, ordinances, rules and regulations (collectively "Regulations") applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in the Building or appurtenant land, caused or permitted by, or resulting from the specific use by, Tenant, or in or upon, or in connection with, the Premises, all at Tenant's sole expense. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof.

  1.2    Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees (collectively, the "Tenant Entities") to at any time handle, use, manufacture, store or dispose of in or about the Premises or the Building any (collectively, "Hazardous Materials") flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively, "Environmental Laws"), nor shall Tenant suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Premises or the Building and appurtenant land or allow the environment to become contaminated with any Hazardous Materials. Notwithstanding the foregoing, Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for general office purposes; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building and appurtenant land or the environment. Tenant shall protect, defend, indemnify and hold each and all of the Landlord Entities (as defined in Article 31) harmless from and against any and all loss, claims, liability or costs (including court costs and attorney's fees) incurred by reason of any actual or asserted failure of Tenant to fully comply with all applicable Environmental Laws, or the presence, handling, use or disposition in or from the Premises of any Hazardous Materials by Tenant or any Tenant Entity (even though permissible under all applicable Environmental Laws or the provisions of this Lease), or by reason of any actual or asserted failure of Tenant to keep, observe, or perform any provision of this Section 1.2. T Pursuant to California Health & Safety Code Section 25359.7, Landlord hereby notifies Tenant that Landlord knows or has reasonable cause to believe that a release of Hazardous Materials has come to be located on or beneath the property on which the Building lies. Notwithstanding the foregoing, asT of the date hereof, Landlord has not received written notice from any governmental agencies that the Building is in violation of any Environmental Laws. Further, to Landlord's actual knowledge, there are no Hazardous Materials at the Building in violation of Environmental Laws. For purposes of this Section, "Landlord's actual knowledge" shall be deemed to mean and limited to the current actual knowledge of James H. Ida and Janet LaPerle, Property Managers for the Building, at the time of execution of this Lease and not any implied, imputed, or constructive knowledge of said individual or of Landlord or any parties related to or comprising Landlord and without any independent investigation or inquiry having been made or any implied duty to investigate or make any inquiries; it being understood and agreed that such individual shall have no personal liability in any manner whatsoever hereunder or otherwise related to the transactions contemplated hereby.

  In the event that any governmental agency or department with valid jurisdiction requires the performance of testing, investigation or inspection of or for Hazardous Materials at the Premises (the "Compliance Investigation Request"), and a requirement for the same in not based on, or otherwise resulting from, any act or omission by Tenant or any Tenant Entity (including, without limitation, any breach or default by Tenant of this Lease), Landlord shall, at its sole cost and expense, perform the required testing, investigation and/or inspection (the same shall not be included in Expenses). In such event, Tenant shall fully and timely cooperate with Landlord in good faith. If Tenant receives a Compliance Investigation Request, Tenant shall promptly deliver a copy of the same to Landlord and disclose to Landlord in writing whether Tenant is aware of any act or omission by Tenant or any Tenant Entity that may be a reason or motivation for the Compliance Investigation Request. In the event that it is determined that the Compliance Investigation Request was prompted by an act or omission of Tenant or any Tenant Entity, Landlord shall perform the required testing, investigation and/or inspection but Tenant shall be liable for the actual out-of-pocket costs incurred by Landlord and the same shall be reimbursed to Landlord as additional rent hereunder within thirty (30) days following Landlord's written request therefor, which request shall be accompanied by documented evidence of such costs and expenses so incurred by Landlord.

  TTenant shall not be liable for any cost or expense related to removal, cleaning, abatement or remediation of Hazardous Materials existing in the Premises prior to the date Landlord grants access to the Premises to Tenant except to the extent that the foregoing results directly or indirectly from any act or omission by Tenant or any Tenant Entity or any Hazardous Materials is disturbed, distributed or exacerbated by Tenant or any Tenant Entity. T

  1.3    Tenant and the Tenant Entities will be entitled to the non-exclusive use of the common areas of the Building as they exist from time to time during the Term, including the parking facilities, subject to Landlord's rules and regulations regarding such use. However, in no event will Tenant or the Tenant Entities park more vehicles in the parking facilities than Tenant's Proportionate Share of the total parking spaces available for common use.

  TERM.

  2.1    The Term of this Lease shall begin on the date ("Commencement Date") that Landlord shall tender possession of the Premises to Tenant, and shall terminate on the date as shown on the Reference Pages as the Termination Date based on the actual Commencement Date ("Termination Date"), unless sooner terminated by the provisions of this Lease. Landlord shall tender possession of the Premises with all the work, if any, to be performed by Landlord pursuant to UExhibit BU to this Lease substantially completed, subject to any Tenant Delays (defined below). Tenant shall deliver a punch list of items not completed within sixty (60) days after Landlord tenders possession of the Premises and Landlord agrees to proceed with due diligence to perform its obligations regarding such items. Tenant shall, at Landlord's request, execute and deliver a memorandum agreement provided by Landlord in the form of UExhibit CU attached hereto, setting forth the actual Commencement Date, Termination Date and, if necessary, a revised rent schedule. Should Tenant fail to do so within thirty (30) days after Landlord's request, the information set forth in such memorandum provided by Landlord shall be conclusively presumed to be agreed and correct.

  2.2    Tenant agrees that in the event of the inability of Landlord to deliver possession of the Premises on the Scheduled Commencement Date set forth on the Reference Pages for any reason, Landlord shall not be liable for any damage resulting from such inability, but except to the extent such delay is the result of a Tenant Delay, Tenant shall not be liable for any rent until the time when Landlord delivers possession of the Premises to Tenant. No such failure to give possession on the Scheduled Commencement Date shall affect the other obligations of Tenant under this Lease, except that the actual Commencement Date shall be postponed until the date that Landlord delivers possession of the Premises to Tenant, except to the extent that such delay is Tarising from or related to the acts or omissions of Tenant or any Tenant Entities, including, without limitationT as a result of: (a) Tenant's failure to reasonably respond to Landlord's request for consent to plans and specifications and/or construction cost estimates or bids; (b) Tenant's request for materials, finishes or installations other than Landlord's standard except those, if any, that Landlord shall have expressly agreed to furnish without extension of time agreed by Landlord; (c) Tenant's material change in any plans or specifications (Tenant and Landlord hereby acknowledge and agree that if any change to plans and specifications by Tenant results in an actual delay, such change shall be deemed material); or, (d) performance or completion by a party employed by Tenant (each of the foregoing, a "Tenant Delay"). If any delay is the result of a Tenant Delay, the Commencement Date and the payment of rent under this Lease shall be accelerated by the number of days of such Tenant Delay.

  2.3    Subject to the terms of this Section 2.3, as of the date that is five (5) days following the date that this Lease and the Early Possession Agreement (as defined below) have been fully executed by all parties and Tenant has delivered all prepaid rental, and insurance certificates required hereunder, Landlord grants Tenant the right to enter the Premises, at Tenant's sole risk, solely for the purpose of installing telecommunications and data cabling, equipment, furnishings and other personalty and to conduct business in all or any portion of the Premises (e.g., subject to the terms and conditions hereof, such early access granted to Tenant permits Tenant to partially occupy and conduct its business operations at the Premises). Such possession prior to the Commencement Date shall be subject to all of the terms and conditions of this Lease, except that Tenant shall not be required to pay Monthly Installment of Rent with respect to the period of time prior to the Commencement Date during which Tenant occupies the Premises solely for such purposes. However, Tenant shall be liable for any utilities or special services provided to Tenant during such period. Said early possession shall not advance the Termination Date. Landlord may temporarily withdraw such permission to enter the Premises prior to the Commencement

  Date at any time that Landlord reasonably determines that such entry by Tenant is causing a dangerous situation for Landlord, Tenant or their respective contractors or employees, or if Landlord reasonably determines that such entry by Tenant is hampering or otherwise preventing Landlord from proceeding with the completion of the Initial Alterations described in UExhibit BU at the earliest possible date. Landlord shall not be required to reinstate Tenant's early possession unless and until Landlord determines that Tenant no longer causes a dangerous situation or no longer hampers or otherwise prevents Landlord from proceeding with the completion of the Initial Alterations at the earliest possible date. As a condition to any early entry by Tenant pursuant to this Section 2.3, Tenant shall execute and deliver to Landlord an early possession agreement (the "Early Possession Agreement") in the form attached hereto as UExhibit EU, provided by Landlord, setting forth the actual date for early possession and the date for the commencement of payment of Monthly Installment of Rent.

  RENT.

  3.1    Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term, except that the first full month's rent shall be paid upon the execution of this Lease. The Monthly Installment of Rent in effect at any time shall be one-twelfth (1/12) of the Annual Rent in effect at such time. Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon the number of days in such month. Said rent shall be paid to Landlord, without deduction or offset and without notice or demand, at the Rent Payment Address, as set forth on the Reference Pages, or to such other person or at such other place as Landlord may from time to time designate in writing. If an Event of Default occurs, Landlord may require by notice to Tenant that all subsequent rent payments be made by an automatic payment from Tenant's bank account to Landlord's account, without cost to Landlord. Tenant must implement such automatic payment system prior to the next scheduled rent payment or within ten (10) days after Landlord's notice, whichever is later. Unless specified in this Lease to the contrary, all amounts and sums payable by Tenant to Landlord pursuant to this Lease shall be deemed additional rent.

  3.2    Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other sum is not paid when due and payable pursuant to this Lease, a late charge shall be imposed in an amount equal to the greater of: (a) Fifty Dollars ($50.00), or (b) six percent (6%) of the unpaid rent or other paymentT; provided, however, that Tenant shall be entitled to a grace period of five (5) days for the first late payment in a calendar year. TThe amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant's obligation for each successive month until paid. The provisions of this Section 3.2 in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord's remedies pursuant to Article 19 of this Lease in the event said rent or other payment is unpaid after date due.

  RENT ADJUSTMENTS.

  4.1    For the purpose of this Article 4, the following terms are defined as follows:

  4.1.1    Lease Year: Each fiscal year (as determined by Landlord from time to time) falling partly or wholly within the Term.

  4.1.2    Expenses: All costs of operation, maintenance, repair, replacement and management of the Building (including the amount of any credits which Landlord may grant to particular tenants of the Building in lieu of providing any standard services or paying any standard costs described in this Section 4.1.2 for similar tenants), as determined in accordance with generally accepted accounting principles, including the following costs by way of illustration, but not limitation: water and sewer charges; insurance charges of or relating to all insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation, or operation of the Building or any part thereof; provided, however, in the event that the Building is damaged by an earthquake (each, an "Earthquake Event") and Tenant's Proportionate Share of the earthquake insurance deductible for an Earthquake Event exceeds $50,000.00 (with any such excess amount referred to herein as the "Excess Deductible Share"), any such Excess Deductible Share shall be amortized over a period of ten (10) years, with interest on the unamortized amount at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time, and Tenant shall only pay the initial $50,000.00 in the year incurred and thereafter pay only the amortized portion of such Excess Deductible Share in equal monthly installments during each remaining Lease Year of the Term (including any extension thereof) following the year in which the initial payment was made; utility costs, including, but not limited to, the cost of heat, light, power, steam, gas; waste disposal; the cost of janitorial services; the cost of security and alarm services (including any central station signaling system); costs of cleaning, repairing, replacing and maintaining the common areas, including parking and landscaping, window cleaning costs; labor costs; costs and expenses of managing the Building including management and/or administrative fees; air conditioning maintenance costs; elevator maintenance fees and supplies; material costs; equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs; purchase costs of equipment; current rental and leasing costs of items which would be capital items if purchased; tool costs; licenses, permits and inspection fees; wages and salaries; employee benefits and payroll taxes; accounting and legal fees; any sales, use or service taxes incurred in connection therewith. In addition, Landlord shall be entitled to recover, as additional rent (which, along with any other capital expenditures constituting Expenses, Landlord may either include in Expenses or cause to be billed to Tenant along with Expenses and Taxes but as a separate item), Tenant's Proportionate Share of: (i) an allocable portion of the cost of capital improvement items which are reasonably calculated to reduce operating expenses; (ii) the cost of fire sprinklers and suppression systems and other life safety systems; and (iii) other capital expenses which are required under any Regulations which were not applicable to the Building at the time it was constructed; but the costs described in this sentence shall be amortized over the reasonable life of such expenditures in accordance with such reasonable life and amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles, with interest on the unamortized amount at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time. TLandlord agrees to act in a commercially reasonable manner in incurring Expenses, taking into consideration the class and the quality of the Building and shall extrapolate Expenses in accordance with the methodology used to extrapolate Expenses in comparable buildings owned by Landlord and its affiliates in the geographic area in which the Building is located. TExpenses shall not include depreciation or amortization of the Building or equipment in the Building except as provided herein, loan principal payments, costs of alterations of tenants' premises, leasing commissions, interest expenses on long-term borrowings or advertising costs.

  The following are also excluded from Expenses:

    Sums (other than management fees, it being agreed that the management fees included in Expenses are as described in Section 4.1.2 above) paid to subsidiaries or other affiliates of Landlord for services on or to the Building and/or Premises, but only to the extent that the costs of such services exceed the competitive cost for such services rendered by unrelated persons or entities of similar skill, competence and experience.

    Any expenses for which Landlord has received actual reimbursement (other than through Expenses).

    Attorney's fees and other expenses incurred in connection with negotiations or disputes with prospective tenants or tenants or other occupants of the Building.

    Costs in connection with leasing space in the Building, including brokerage commissions, brochures and marketing supplies, legal fees in negotiating and preparing lease documents.

    The cost or expense of any services or benefits provided generally to other tenants in the Building and not provided or available to Tenant.

    Fines, costs or penalties incurred as a result and to the extent of a violation by Landlord of any applicable Regulations.

    Any fines, penalties or interest resulting from the gross negligence or willful misconduct of Landlord.

    The cost of operating any commercial concession which is operated by Landlord at the Building.

    Costs incurred by Landlord for the repair of damage to the Building, to the extent that Landlord is reimbursed for such costs by insurance proceeds, contractor warranties, guarantees, judgments or other third party sources.

    Reserves not spent by Landlord by the end of the calendar year for which Expenses are paid.

    All bad debt loss, rent loss, or reserves for bad debt or rent loss.

    Landlord's charitable and political contributions.

    All costs of purchasing or leasing major sculptures, paintings or other major works or objects of art (as opposed to decorations purchased or leased by Landlord for display in the common areas of the Building).

    Depreciation; principal payments of mortgage and other non operating debts of Landlord.

    Except as specifically provided in Section 4.1.2, any capital improvement costs.

    Ground lease rental.

    The cost of complying with any Regulations in effect (and as interpreted and enforced) on the date of this Lease, provided that if any portion of the Building that was in compliance with all applicable Regulations on the date of this Lease becomes out of compliance due to normal wear and tear, the cost of bringing such portion of the Building into compliance shall be included in Expenses unless otherwise excluded pursuant to the terms hereof.

  4.1.3    Taxes: Real estate taxes and any other taxes, charges and assessments which are levied with respect to the Building or the land appurtenant to the Building, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located in the Building and used in connection with the operation of the Building and said land, any payments to any ground lessor in reimbursement of tax payments made by such lessor; and all fees, expenses and costs incurred by Landlord in investigating, protesting, contesting or in any way seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year. Taxes shall not include any corporate franchise, Tcapital stock, profits, gift, oTr estate, inheritance or net income tax, or tax imposed upon any transfer by Landlord of its interest in this Lease or the Building or any taxes to be paid by Tenant pursuant to Article 28.

  4.2    Tenant shall pay as additional rent for each Lease Year Tenant's Proportionate Share of Expenses and Taxes incurred for such Lease Year.

  4.3    The annual determination of Expenses shall be made by Landlord and shall be binding upon Landlord and Tenant, subject to the provisions of this Section 4.3. Landlord may deliver such annual determination to Tenant via regular U.S. mail. During the Term, Tenant may review, at Tenant's sole cost and expense, the books and records supporting such determination in an office of Landlord, or Landlord's agent, during normal business hours, upon giving Landlord five (5) days advance written notice within sixty (60) days after receipt of such determination, but in no event more often than once in any one (1) year period, subject to execution of a confidentiality agreement acceptable to Landlord, and provided that if Tenant utilizes an independent accountant to perform such review it shall be one of national standing which is reasonably acceptable to Landlord, is not compensated on a contingency basis and is also subject to such confidentiality agreement. If Tenant fails to object to Landlord's determination of Expenses within ninety (90) days after receipt, or if any such objection fails to state with specificity the reason for the objection, Tenant shall be deemed to have approved such determination and shall have no further right to object to or contest such determination. In the event that during all or any portion of any Lease Year, the Building is not fully rented and occupied Landlord shall make an appropriate adjustment in occupancy-related Expenses for such year for the purpose of avoiding distortion of the amount of such Expenses to be attributed to Tenant by reason of variation in total occupancy of the Building, by employing consistent and sound accounting and management principles to determine Expenses that would have been paid or incurred by Landlord had the Building been at least ninety- five percent (95%) rented and occupied, and the amount so determined shall be deemed to have been Expenses for such Lease Year.

  4.4    Prior to the actual determination thereof for a Lease Year, Landlord may from time to time estimate Tenant's liability for Expenses and/or Taxes under Section 4.2, Article 6 and Article 28 for the Lease Year or portion thereof. Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly Installments of Rent due in such Lease Year, additional rent in the amount of such estimate. Any such increased rate of Monthly Installments of Rent pursuant to this Section 4.4 shall remain in effect until further written notification to Tenant pursuant hereto.

  4.5    When the above mentioned actual determination of Tenant's liability for Expenses and/or Taxes is made for any Lease Year and when Tenant is so notified in writing, then:

  4.5.1    If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is less than Tenant's liability for Expenses and/or Taxes, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord's bill therefor; and

  4.5.2    If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is more than Tenant's liability for Expenses and/or Taxes, then Landlord shall credit the difference against the then next due payments to be made by Tenant under this Article 4, or, if this Lease has terminated, refund the difference in cash.

  4.6    If the Commencement Date is other than January 1 or if the Termination Date is other than December 31, Tenant's liability for Expenses and Taxes for the Lease Year in which said Date occurs shall be prorated based upon a three hundred sixty-five (365) day year. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be required to pay Tenant's Proportionate Share of Expenses and Taxes and this Article 4 shall have no force and effect during the initial Term of this Lease only.

  SECURITY DEPOSIT. [INTENTIONALLY OMITTED]

  ALTERATIONS.

  6.1    Except for those, if any, specifically provided for in UExhibit BU to this Lease, Tenant shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Landlord. When applying for such consent, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements. Landlord's consent shall not be unreasonably withheld with respect to alterations which (i) are not structural in nature, (ii) are not visible from the exterior of the Building, and (iii) do not affect or require modification of the Building's electrical, mechanical, plumbing, HVAC or other systems. TIn addition, Tenant shall have the right to perform, with prior written notice to but without Landlord's consent, any alteration, addition, or improvement that satisfies all of the following criteria (a "Cosmetic Alteration"): (1) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (2) is not visible from the exterior of the Premises or Building; (3) will not affect the systems or structure of the Building; (4) costs less than $75,000.00 in the aggregate during any twelve (12) month period of the Term of this Lease, and (5) does not require work to be performed inside the walls or above the ceiling of the Premises. However, even though consent is not required, the performance of Cosmetic Alterations shall be subject to all of the other provisions of this Article 6.T

  6.2    In the event Landlord consents to the making of any such alteration, addition or improvement by Tenant, the same shall be made by using either Landlord's contractor or a contractor reasonably approved by Landlord, in either event at Tenant's sole cost and expense. If Tenant shall employ any contractor other than Landlord's contractor and such other contractor or any subcontractor of such other contractor shall employ any non-union labor or supplier, Tenant shall be responsible for and hold Landlord harmless from any and all delays, damages and extra costs suffered by Landlord as a result of any dispute with any labor unions concerning the wages, hours, terms or conditions of the employment of any such labor. In any event, Landlord may charge Tenant a construction management fee not to exceed three percent (3%) of the cost of such work to cover its overhead as it relates to such proposed work (the foregoing construction management fee shall not apply to the Initial Alterations performed by Landlord in accordance with UExhibit BU to this Lease nor to the Approved Alterations as defined in Section 7 of UExhibit BU to this Lease), plus third-party costs actually incurred by Landlord in connection with the proposed work and the design thereof, with all such amounts being due five (5) days after Landlord's demand.

  6.3    All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all Regulations, using Building standard materials where applicable, and Tenant shall, prior to construction, provide the additional insurance required under Article 11 in such case, and also all such assurances to Landlord as Landlord shall reasonably require to assure payment of the costs thereof, including but not limited to, notices of non- responsibility, waivers of lien, surety company performance bonds and funded construction escrows and to protect Landlord and the Building and appurtenant land against any loss from any mechanic's, materialmen's or other liens. Tenant shall pay in addition to any sums due pursuant to Article 4, any increase in real estate taxes attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable; at Landlord's election said sums shall be paid in the same way as sums due under Article 4. Landlord may, as a condition to its consent to any particular alterations or improvements, require Tenant to deposit with Landlord the amount reasonably estimated by Landlord as sufficient to cover the cost of removing such alterations or improvements and restoring the Premises, to the extent required under Section 26.2.

  6.4    TNotwithstanding anything to the contrary contained herein, so long as Tenant's written request for consent for a proposed alteration or improvements contains the following statement in large, bold and capped font "PURSUANT TO ARTICLE 6 OF THE LEASE, IF LANDLORD CONSENTS TO THE SUBJECT ALTERATION, LANDLORD SHALL NOTIFY TENANT IN WRITING WHETHER OR NOT LANDLORD WILL REQUIRE SUCH ALTERATION TO BE REMOVED AT THE EXPIRATION OR EARLIER TERMINATION OF THE LEASE.", at the time Landlord gives its consent for any alterations or improvements, if it so does, Tenant shall also be notified whether or not Landlord will require that such alterations or improvements be removed upon the expiration or earlier termination of this Lease. Notwithstanding anything to the contrary contained in this Lease, at the expiration or earlier termination of this Lease and otherwise in accordance with Article 26 hereof, Tenant shall be required to remove all alterations or improvements made to the Premises except for any such alterations or improvements which Landlord expressly indicates or is deemed to have indicated shall not be required to be removed from the Premises by Tenant. If Tenant's written notice strictly complies with the foregoing and if Landlord fails to so notify Tenant whether Tenant shall be required to remove the subject alterations or improvements at the expiration or earlier termination of this Lease, it shall be assumed that Landlord shall require the removal of the subject alterations or improvements.T

  REPAIR.

  7.1    Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except as specified in UExhibit BU if attached to this Lease and except that Landlord shall repair and maintain the structural portions of the Building, including the foundation, roof structure and exterior walls, basic plumbing, air conditioning, heating and electrical systems installed or furnished by Landlord. By taking possession of the Premises, Tenant accepts them as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them, except as set forth in the punch list to be delivered pursuant to Section 2.1. However, notwithstanding the foregoing, Landlord agrees that the base Building electrical, heating, ventilation and air conditioning and plumbing systems located in the Premises shall be in good working order as of the date Landlord delivers possession of the Premises to Tenant. Except to the extent caused by the acts or omissions of Tenant or any Tenant Entities or by any alterations or improvements performed by or on behalf of Tenant, if such systems are not in good working order and repair as of the date possession of the Premises is delivered to Tenant and Tenant provides Landlord with notice of the same within three hundred and sixty-five (365) days following the date Landlord delivers possession of the Premises to Tenant, Landlord shall be responsible for repairing or restoring the same. The foregoing shall not apply to any inadequacy of the existing HVAC system serving the Premises for Tenant's purposes, as more particularly addressed in Section 7.5. It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease.

  7.2    Tenant shall, at all times during the Term, keep the Premises in as good condition and repair as received excepting damage by fire, or other casualty, and in compliance with all applicable Regulations, promptly complying with all governmental orders and directives for the correction, prevention and abatement of any violations or nuisances in or upon, or connected with, the Premises, all at Tenant's sole expense. T T

  7.3    Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant.

  7.4    Except as provided in Article 22, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code, or any similar or successor Regulations or other laws now or hereinafter in effect.

  7.5    In the event that Tenant determines within one hundred eighty (180) days after the full and final execution of this Lease that additional heating, ventilating and air conditioning equipment is reasonably necessary to meet Tenant's needs in the network operations control room (the "NOC Room"), server room or training room located in the Premises (the "HVAC Work") and provided that Tenant is not then in default under this Lease beyond applicable notice and cure periods, Tenant shall provide plans and specifications for the HVAC Work for Landlord's reasonable approval, and upon such approval Landlord shall cause such HVAC Work to be performed. Tenant shall be responsible for the entire cost of the HVAC Work and shall (i) reimburse Landlord for all such costs as additional rent, or (ii) remit payment directly to the contractor responsible for performing the HVAC Work, within thirty (30) days of written demand. Notwithstanding the foregoing, so long as Tenant is not in default under the Lease, within such thirty (30) day period Tenant may request an allowance of up to $27,060.00 (the "HVAC Allowance") to be applied by Landlord towards Tenant's responsibility for the costs of the HVAC Work. Any HVAC Allowance paid to or on behalf of Tenant hereunder shall be repaid to Landlord as additional rent in equal monthly installments throughout the remainder of the initial Term, commencing on the first day of the first full calendar month following the date the HVAC Allowance is disbursed to Tenant, with interest at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time. If Tenant is in default under the Lease after the expiration of applicable cure periods, the entire unpaid balance of the HVAC Allowance paid to or on behalf of Tenant shall become immediately due and payable and, except to the extent required by applicable law, shall not be subject to mitigation or reduction in connection with a reletting of the Premises by Landlord. Upon request of Landlord, Tenant shall execute an amendment to the Lease or other appropriate agreement, prepared by Landlord, evidencing the amount of the HVAC Allowance requested by Tenant and the repayment schedule relating to Tenant's repayment of the HVAC Allowance, as described herein.

  LIENS. Tenant shall keep the Premises, the Building and appurtenant land and Tenant's leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant. In the event that Tenant fails, within ten (10) days following the imposition of any such lien, to either cause the same to be released of record or provide Landlord with insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall accept (such failure to constitute an Event of Default), Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be payable to it by Tenant within five (5) days of Landlord's demand.

  ASSIGNMENT AND SUBLETTING.

  9.1    TExcept in connection with a Permitted Transfer (defined in Section 9.8 below), TTenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy without the prior written consent of Landlord, such consent not to be unreasonably withheld, and said restrictions shall be binding upon any and all assignees of this Lease and subtenants of the Premises. In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least fifteen (15) days but no more than one hundred twenty (120) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed subtenant or assignee.

  9.2    Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant's obligations under this Lease.

  9.3    In addition to Landlord's right to approve any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed sublease of 100% of the Premises or an assignment of this Lease to terminate this Lease effective as of the date the proposed assignment or subletting is to be effective and, in the case of a sublease (a) that would result in fifty percent (50%) or more of the Premises being subject to the sublease, or (b) a sublease for a term of more than fifty percent (50%) of the then-remaining Term of this Lease, to recapture the portion of the Premises to be sublet effective as of the date the proposed subletting is to be effective. The option shall be exercised, if at all, by Landlord giving Tenant written notice given by Landlord to Tenant within fifteen (15) days following Landlord's receipt of Tenant's written notice as required above. However, if Tenant notifies Landlord, within five (5) days after receipt of Landlord's termination notice, that Tenant is rescinding its proposed assignment or sublease, the termination notice shall be void and this Lease shall continue in full force and effect. If this Lease shall be terminated with respect to the entire Premises pursuant to this Section, the Term of this Lease shall end on the date stated in Tenant's notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term. If Landlord recaptures under this Section only a portion of the Premises, the rent to be paid from time to time during the unexpired Term shall abate proportionately based on the proportion by which the approximate square footage of the remaining portion of the Premises shall be less than that of the Premises as of the date immediately prior to such recapture. Tenant shall, at Tenant's own cost and expense, discharge in full any outstanding commission obligation which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant to this Section 9.3 and rented by Landlord to the proposed tenant or any other tenant.

  9.4    In the event that Tenant sells, sublets, assigns or transfers this Lease, Tenant shall pay to Landlord as additional rent an amount equal to fifty percent (50%) of any Increased Rent (as defined below), less the Costs Component (as defined below), when and as such Increased Rent is received by Tenant. As used in this Section, "Increased Rent" shall mean the excess of (i) all rent and other consideration which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease, over (ii) the rent otherwise payable by Tenant under this Lease at such time. For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith. The "Costs Component" is that amount which, if paid monthly, would fully amortize on a straight-line basis, over the entire period for which Tenant is to receive Increased Rent, the reasonable costs incurred by Tenant for leasing commissions, attorneys fees, and tenant improvements in connection with such sublease, assignment or other transfer.

  9.5    Notwithstanding any other provision hereof, it shall be considered reasonable for Landlord to withhold its consent to any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant's notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any uncured TEvent of Default of Tenant, or any default for which Landlord has provided notice (except for a monetary default) that remains uncured, or matter for which Landlord has provided noticeT which will become a default of Tenant with passage of time unless cured, or if the proposed assignee or sublessee is an entity: (a) with which Landlord is already in negotiationT (unless Landlord does not have space available for lease in the Building that is comparable to the space Tenant desires to sublet or assign; provided, however, Landlord shall be deemed to have comparable space if it has, or will have, space available on any floor of the Building that is approximately the same size as the space Tenant desires to sublet or assign within four (4) months, in the aggregate, of the proposed commencement of the proposed sublease or assignment, and for a comparable term)T; (b) is already an occupant of the Building unless Landlord is unable to provide the amount of space required by such occupant; (c) is a governmental agency; (d) is incompatible with the character of occupancy of the Building; (e) with which the payment for the sublease or assignment is determined in whole or in part based upon its net income or profits; or (f) would subject the Premises to a use which would: (i) involve materially increased personnel or wear upon the Building; (ii) violate any exclusive right granted to another tenant of the Building; (iii) require any addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements; or, (iv) involve a violation of Section 1.2. Tenant expressly agrees that for the purposes of any statutory or other requirement of reasonableness on the part of Landlord, Landlord's refusal to consent to any assignment or sublease for any of the reasons described in this Section 9.5, shall be conclusively deemed to be reasonable.

  9.6    Upon any request to assign or sublet, Tenant will pay to Landlord the Assignment/Subletting Fee plus, on demand, a sum equal to all of Landlord's reasonable costs, including reasonable attorney's fees, incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises T(the "Review Reimbursement"), Tregardless of whether Landlord shall consent to, refuse consent, or determine that Landlord's consent is not required for, such assignment, pledge or sublease. TExcept as otherwise expressly provided herein, the Review Reimbursement shall not exceed $500.00 (the "Cap"). TAny purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 9 shall be void. TIf: (a) Tenant fails to execute Landlord's standard reasonable form of consent without any changes to this Lease, without material changes to the consent and without material negotiation of the consent, and (b) Landlord shall notify Tenant that the Review Reimbursement shall exceed the Cap as a result of such changes and/or negotiation, and (c) Tenant elects to proceed with such changes and/or negotiation, then the Cap shall not apply and Tenant shall pay to Landlord the Assignment/Subletting Fee plus the Review Reimbursement in full. The foregoing shall in no event be deemed to be a right of Tenant to rescind its written notice to Landlord requesting consent to a transfer of this Lease or a sublease of all or a portion of the Premises as provided in Section 9.1. In the event that Tenant fails to notify Landlord of its election as provided in subsection (c) above within three (3) business days following Landlord's notice to Tenant of the excess described in subsection (b) above, then Tenant shall be deemed to have elected proceed with any such changes and/or negotiation and the Cap shall not applyT.

  9.7    If Tenant is a corporation, limited liability company, partnership or trust, any transfer or transfers of or change or changes within any twelve (12) month period in the number of the outstanding voting shares of the corporation or limited liability company, the general partnership interests in the partnership or the identity of the persons or entities controlling the activities of such partnership or trust resulting in the persons or entities owning or controlling a majority of such shares, partnership interests or activities of such partnership or trust at the beginning of such period no longer having such ownership or control shall be regarded as equivalent to an assignment of this Lease to the persons or entities acquiring such ownership or control and shall be subject to all the provisions of this Article 9 to the same extent and for all intents and purposes as though such an assignment.

  9.8    TSo long as Tenant is not entering into the Permitted Transfer (as defined below) for the purpose of avoiding or otherwise circumventing the remaining terms of this Article 9, Tenant may assign its entire interest under this Lease, without the consent of Landlord, to (a) an affiliate, subsidiary, or parent of Tenant, or a corporation, partnership or other legal entity wholly owned by Tenant (collectively, an "Affiliated Party"), or (b) a successor to Tenant by purchase, merger, consolidation or reorganization, provided that all of the following conditions are satisfied (each such transfer a "Permitted Transfer" and any such assignee or sublessee of a Permitted Transfer, a "Permitted Transferee"): (i) Tenant is not in default under this Lease beyond any applicable notice and cure period; (ii) the Permitted Use does not allow the Premises to be used for retail purposes; (iii) Tenant shall give Landlord written notice at least twenty (20) days prior to the effective date of the proposed Permitted Transfer (provided that, if prohibited by confidentiality in connection with a proposed purchase, merger, consolidation or reorganization, then Tenant shall give written notice to Landlord within thirty (30) days after the effective date of the proposed purchase, merger, consolidation or reorganization); (iv) with respect to a proposed Permitted Transfer to an Affiliated Party, Tenant continues to have a net worth equal to Tenant's net worth as of the date of this Lease; and (v) with respect to a purchase, merger, consolidation or reorganization or any Permitted Transfer which results in Tenant ceasing to exist as a separate legal entity, (A) Tenant's successor shall own all or substantially all of the assets of Tenant, and (B) Tenant's successor shall have a net worth which is at least equal to the greater of Tenant's net worth at the date of this Lease or Tenant's net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization. Tenant's notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant's successor shall sign a commercially reasonable form of assumption agreement. As used herein, (1) "parent" shall mean a company which owns a majority of Tenant's voting equity; (2) "subsidiary" shall mean an entity wholly owned by Tenant or at least fifty-one percent (51%) of whose voting equity is owned by Tenant; and (3) "affiliate" shall mean an entity controlled, controlling or under common control with Tenant.T

  INDEMNIFICATION.

  10.1    None of the Landlord Entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from the gross negligence or willful misconduct of Landlord or its agents, employees or contractors. Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney's fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant or any Tenant Entity to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; (c) Tenant's actual or asserted failure to comply with any and all Regulations applicable to the condition or use of the Premises or its occupancy; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease.

  10.2    TLandlord shall protect, indemnify and hold Tenant harmless from and against any and all loss, claims, liability or costs (including court costs and attorney's fees) incurred by reason of any damage to any property (including but not limited to property of Tenant) or any injury (including but not limited to death) to any person occurring in, on or about the common areas of the Building to the extent that such injury or damage shall be caused by or arise from the gross negligence or willful misconduct of Landlord or any of Landlord's agents or employees.

  10.3    The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

  INSURANCE.

  11.1    Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000 per occurrence and not less than $2,000,000 in the annual aggregate, or such larger amount as Landlord may prudently require from time to time, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) Worker's Compensation Insurance with limits as required by statute and Employers Liability with limits of $500,000 each accident, $500,000 disease policy limit, $500,000 disease--each employee; (d) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant's alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured; and, (e) Business Interruption Insurance with limit of liability representing loss of at least approximately six (6) months of income. Landlord agrees to waive Business Interruption insurance requirements of Tenant. In doing so, Tenant hereby agrees that Tenant waives all claims for recovery against Landlord for business interruption expenses that would have been covered by the waived Business Interruption insurance. Tenant agrees that Tenant's insurance carrier will not subrogate against Landlord's insurance carrier for the same.

  11.2    The aforesaid policies shall (a) be provided at Tenant's expense; (b) name the Landlord Entities as additional insureds (General Liability) and loss payee (Property-Special Form); (c) be issued by an insurance company with a minimum Best's rating of "A-:VII" during the Term; and (d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; a certificate of Liability insurance on ACORD Form 25 and a certificate of Property insurance on ACORD Form 28 shall be delivered to Landlord by Tenant upon the Commencement Date and at least ten (10) days prior to each renewal of said insurance.

  11.3    Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises ("Work") the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

  WAIVER OF SUBROGATION. Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured (or required to be insured pursuant to this Lease) by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

  SERVICES AND UTILITIES. Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler system charges and other utilities and services used on or from the Premises, together with any taxes, penalties, and surcharges or the like pertaining thereto and any maintenance charges for utilities. Tenant shall furnish all electric light bulbs, tubes and ballasts, battery packs for emergency lighting and fire extinguishers. Landlord shall in no event be liable for any interruption or failure of utility services on or to the Premises. Landlord hereby represents that standard fiber optic infrastructure, including cable is, as of the date of this Lease, installed to the existing main point of entry located in the existing telco/server room in the Premises (the "Fiber Optic Cable"). Except to the extent caused by the acts or omissions of Tenant or any Tenant Entities or by any alterations or improvements performed by or on behalf of Tenant, if the Fiber Optic Cable is not in good condition as of the date possession of the Premises is delivered to Tenant and Tenant provides Landlord with notice of the same within thirty (30) days following the date Landlord delivers possession (including the date of early access as provided in Article 2 above) of the Premises to Tenant, Landlord shall be responsible for bringing the same into good condition.

  HOLDING OVER. Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate ("Holdover Rate") which shall be One Hundred and Fifty Percent (150%) of the amount of the Annual Rent (which is, as stated below, pro rated on a daily basis) for the last period prior to the date of such termination plus Tenant's Proportionate Share of Expenses and Taxes under Article 4, prorated on a daily basis, and also pay all damages sustained by Landlord by reason of such retention. If Landlord gives notice to Tenant of Landlord's election to such effect, such holding over shall constitute renewal of this Lease for a period from month to month at the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In any event, no provision of this Article 14 shall be deemed to waive Landlord's right of reentry or any other right under this Lease or at law.

  SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Building, Landlord's interest or estate in the Building, or any ground or underlying lease; provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver within ten (10) business days of Landlord's request such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord. Notwithstanding the foregoing, upon written request by Tenant, Landlord will use reasonable efforts to obtain a non-disturbance, subordination and attornment agreement from Landlord's then current mortgagee on such mortgagee's then current standard form of agreement. "Reasonable efforts" of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by the mortgagee. Upon request of Landlord, Tenant will execute the mortgagee's form of non-disturbance, subordination and attornment agreement and return the same to Landlord for execution by the mortgagee. Landlord's failure to obtain a non-disturbance, subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder. Notwithstanding the foregoing in this Section to the contrary, as a condition precedent to the future subordination of this Lease to a future mortgage, Landlord shall be required to provide Tenant with a non-disturbance, subordination, and attornment agreement in favor of Tenant from any such mortgagee who comes into existence after the Commencement Date. Such non-disturbance, subordination, and attornment agreement in favor of Tenant shall provide that, so long as Tenant is paying the rent due under the Lease and is not otherwise in default under the Lease beyond any applicable cure period, its right to possession and the other terms of the Lease shall remain in full force and effect. Such non-disturbance, subordination, and attornment agreement may include other commercially reasonable provisions in favor of the mortgagee, including, without limitation, additional time on behalf of the mortgagee to cure defaults of the Landlord and provide that (a) neither mortgagee nor any successor-in-interest shall be bound by (i) any payment of the Monthly Installment of Rent or any other sum due under this Lease for more than one (1) month in advance or (ii) any amendment or modification of the Lease made without the express written consent of mortgagee or any successor-in-interest; (b) neither mortgagee nor any successor-in-interest will be liable for (i) any act or omission or warranties of any prior landlord (including Landlord), (ii) the breach of any warranties or obligations relating to construction of improvements on the property or any tenant finish work performed or to have been performed by any prior landlord (including Landlord), or (iii) the return of any security deposit, except to the extent such deposits have been received by mortgagee; and (c) neither mortgagee nor any successor-in-interest shall be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord). Landlord shall use commercially reasonable efforts to obtain an executed Subordination, Nondisturbance and Attornment Agreement for Tenant's benefit in the form of UExhibit FU attached hereto within thirty (30) days following the mutual execution and delivery of this Lease and the Subordination, Nondisturbance and Attornment Agreement in the form of UExhibit FU.

  RULES AND REGULATIONS. Tenant shall faithfully observe and comply with all the rules and regulations as set forth in UExhibit DU to this Lease and all reasonable and non- discriminatory modifications of and additions to them from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any such rules and regulations. Landlord hereby agrees to use commercially reasonable efforts to generally enforce the rules and regulations in a nondiscriminatory manner. In the event of any conflict between any of the rules and regulations set forth in Exhibit D hereto and this Lease, the terms of this Lease shall control.

  REENTRY BY LANDLORD.

  17.1    Landlord reserves and shall at all times have the right to re-enter the Premises to inspect the same, to show said Premises to prospective purchasers, mortgagees or tenants, and to alter, improve or repair the Premises and any portion of the Building, without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Notwithstanding the foregoing, except (i) to the extent requested by Tenant, (ii) in connection with scheduled maintenance programs, and/or (iii) in the event of an emergency, Landlord shall provide to Tenant reasonable prior notice (either written or oral) before Landlord enters the Premises to perform any repairs therein. Landlord hereby agrees to use commercially reasonable efforts to generally enforce the rules and regulations in a nondiscriminatory manner. In the event of any conflict between any of the rules and regulations set forth in Exhibit D hereto and this Lease, the terms of this Lease shall control. Landlord shall have the right at any time to change the arrangement and/or locations of entrances, or passageways, doors and doorways, and corridors, windows, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known. In the event that Landlord damages any portion of any wall or wall covering, ceiling, or floor or floor covering within the Premises, Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable but shall not be required to repair or replace more than the portion actually damaged. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord authorized by this Article 17. Notwithstanding the foregoing, except in emergency situations, as determined by Landlord, Landlord shall exercise reasonable efforts to perform any entry into the Premises in a manner that is reasonably designed to minimize interference with the operation of Tenant's business in the Premises.

  17.2    For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant's vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises. As to any portion to which access cannot be had by means of a key or keys in Landlord's possession, Landlord is authorized to gain access by such means as Landlord shall elect and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord within five (5) days of Landlord's demand.

  DEFAULT.

  18.1    Except as otherwise provided in Article 20, the following events shall be deemed to be Events of Default under this Lease:

  18.1.1    Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of five (5) days after written notice that such payment was not made when due, but if any such notice shall be given two (2) times during the twelve (12) month period commencing with the date of the first (1PstP) such notice, the third (3PrdP) failure to pay within five (5) days after due any additional sum of money becoming due to be paid to Landlord under this Lease during such twelve (12) month period shall be an Event of Default, without notice. The notice required pursuant to this Section 18.1.1 shall replace rather than supplement any statutory notice required under California Code of Civil Procedure Section 1161 or any similar or successor statute.

  18.1.2    Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within twenty (20) days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant provided, however, that such failure shall not be an event of default if such failure could not reasonably be cured during such twenty (20) day period, Tenant has commenced the cure within such twenty (20) day period and thereafter is diligently pursuing such cure to completion, but the total aggregate cure period shall not exceed ninety (90) days.

  18.1.3    Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant's right to possession only.

  18.1.4    Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.

  18.1.5    A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof.

  REMEDIES.

  19.1    Upon the occurrence of any Event or Events of Default under this Lease, whether enumerated in Article 18 or not, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of rent or other obligations and waives any and all other notices or demand requirements imposed by applicable law):

  19.1.1    Terminate this Lease and Tenant's right to possession of the Premises and recover from Tenant an award of damages equal to the sum of the following:

  19.1.1.1    The Worth at the Time of Award of the unpaid rent which had been earned at the time of termination;

  19.1.1.2    The Worth at the Time of Award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rent loss that Tenant affirmatively proves could have been reasonably avoided;

  19.1.1.3    The Worth at the Time of Award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rent loss that Tenant affirmatively proves could be reasonably avoided;

  19.1.1.4    Any other amount necessary to compensate Landlord for all the detriment either proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

  19.1.1.5    All such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law.

  The "Worth at the Time of Award" of the amounts referred to in parts 19.1.1.1 and 19.1.1.2 above, shall be computed by allowing interest at the lesser of a per annum rate equal to: (i) the greatest per annum rate of interest permitted from time to time under applicable law, or (ii) the Prime Rate plus 5%. For purposes hereof, the "Prime Rate" shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the State of California. The "Worth at the Time of Award" of the amount referred to in part 19.1.1.3, above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%;

  19.1.2    Employ the remedy described in California Civil Code 1951.4 (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations); or

  19.1.3    Notwithstanding Landlord's exercise of the remedy described in California Civil Code 1951.4 in respect of an Event or Events of Default, at such time thereafter as Landlord may elect in writing, to terminate this Lease and Tenant's right to possession of the Premises and recover an award of damages as provided above in Section 19.1.1.

  19.2    The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No waiver by Landlord of any breach hereof shall be effective unless such waiver is in writing and signed by Landlord.

  19.3    TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CIVIL CODE OF CALIFORNIA AND BY SECTIONS 1174 (c) AND 1179 OF THE CODE OF CIVIL PROCEDURE OF CALIFORNIA AND ANY AND ALL OTHER REGULATIONS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THE TERM PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THIS LEASE FOLLOWING ITS TERMINATION BY REASON OF TENANT'S BREACH. TENANT ALSO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE.

  19.4    No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such Event of Default.

  19.5    This Article 19 shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.

  19.6    If more than one (1) Event of Default occurs during the Term or any renewal thereof, Tenant's renewal options, expansion options, purchase options and rights of first offer and/or refusal, if any are provided for in this Lease, shall be null and void.

  19.7    If, on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney or collection agency concerning or to enforce or defend any of Landlord's rights or remedies arising under this Lease or to collect any sums due from Tenant, Tenant agrees to pay all costs and fees so incurred by Landlord, including, without limitation, reasonable attorneys' fees and costs. If either party participates in an action against the other party arising out of or in connection with this Lease or any covenants or obligations hereunder, then the prevailing party shall be entitled to have or recover from the other party, upon demand, all reasonable attorneys' fees and costs incurred in connection therewith. TENANT AND LANDLORD EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY. Tenant hereby specifically also waives notice and demand for payment of rent or other obligations, except for those notices specifically required pursuant to the terms of this Lease and notices which may be required under California Code of Civil Procedure Section 1161, as described in Section 18.1.1 above.

  19.8    Upon the occurrence of an Event of Default, Landlord may (but shall not be obligated to) cure such default at Tenant's sole expense. Without limiting the generality of the foregoing, Landlord may, at Landlord's option, enter into and upon the Premises if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible under this Lease or to otherwise effect compliance with its obligations under this Lease and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant's business resulting therefrom and Tenant agrees to reimburse Landlord within five (5) days of Landlord's demand as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, plus interest from the date of expenditure by Landlord at the Wall Street Journal prime rate.

  TENANT'S BANKRUPTCY OR INSOLVENCY.

  20.1    If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a "Debtor's Law"):

  20.1.1    Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant's assets (each a "Tenant's Representative") shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor's Law. Without limitation of the generality of the foregoing, any right of any Tenant's Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

  20.1.1.1    Such Debtor's Law shall provide to Tenant's Representative a right of assumption of this Lease which Tenant's Representative shall have timely exercised and Tenant's Representative shall have fully cured any default of Tenant under this Lease.

  20.1.1.2    Tenant's Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of: (a) three (3) months' rent and other monetary charges accruing under this Lease; and (b) any sum specified in Article 5; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant's Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant's Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant's obligations under this Lease.

  20.1.1.3    The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.

  20.1.1.4    Landlord shall have, or would have had absent the Debtor's Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.

  QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

  CASUALTY.

  22.1    In the event the Premises or the Building are damaged by fire or other cause and in Landlord's reasonable estimation such damage can be materially restored within two hundred thirty (230) days following the date of the casualty, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent from the date of such damage. Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises (including if the same prevents access to the Premises) from time to time. Within forty-five (45) days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord's reasonable estimation of the length of time within which material restoration can be made, and Landlord's determination shall be binding on Tenant. For purposes of this Lease, the Building or Premises shall be deemed "materially restored" if they are in such condition as would not prevent or materially interfere with Tenant's use of the Premises for the purpose for which it was being used immediately before such damage.

  22.2    If such repairs cannot, in Landlord's reasonable estimation, be made within two hundred thirty (230) days following the date of the casualty, Landlord and Tenant shall each have the option of giving the other, at any time within thirty (30) days after Landlord's notice of estimated restoration time, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the rent hereunder shall be proportionately abated as provided in Section 22.1.

  22.3    Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises by, or belonging to, Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

  22.4    In the event that Landlord should fail to complete such repairs and material restoration within sixty (60) days after the date estimated by Landlord therefor as extended by this Section 22.4, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within fifteen (15) days after the expiration of said period of time, whereupon this Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, Acts of God, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.

  22.5    Notwithstanding anything to the contrary contained in this Article: (a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 22 occur during the last twelve (12) months of the Term or any extension thereof, but if Landlord determines not to repair such damages Landlord shall notify Tenant and if such damages shall render any material portion of the Premises untenantable Tenant shall have the right to terminate this Lease by notice to Landlord within fifteen (15) days after receipt of Landlord's notice; and (b) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term. In addition to Landlord's and Tenant's right to terminate as provided herein, Tenant shall have the right to terminate this Lease if: (i) a material portion of the Premises is rendered untenantable by fire or other casualty and Landlord's completion estimate described in Section 22.1 provides that such damage cannot reasonably be repaired (as determined by Landlord) within sixty (60) days after Landlord's receipt of all required permits to restore the Premises; (ii) there is less than one (1) year of the Term remaining on the date of such casualty; (iii) the casualty was not caused by the negligence or willful misconduct of Tenant or any Tenant Entities; and (iii) Tenant provides Landlord with written notice of its intent to terminate within thirty (30) days after the date of Landlord's completion estimate.

  22.6    In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 22, it shall be Tenant's responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request.

  22.7    Tenant hereby waives any and all rights under and benefits of Sections 1932(2) and 1933(4) of the California Civil Code, or any similar or successor Regulations or other laws now or hereinafter in effect.

  EMINENT DOMAIN. If all or any substantial part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriation, if such taking or appropriation shall be so substantial as to materially interfere with Tenant's use and occupancy of the Premises. If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. In addition to the rights of Landlord above, if any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease. Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant's trade fixtures and moving expenses; Tenant shall make no claim for the value of any unexpired Term. Tenant hereby waives any and all rights under and benefits of Section 1265.130 of the California Code of Civil Procedure, or any similar or successor Regulations or other laws now or hereinafter in effect.

  SALE BY LANDLORD. In event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. Except as set forth in this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord may transfer or deliver said security, as such, to Landlord's successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

  ESTOPPEL CERTIFICATES. Within ten (10) business days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or mortgagee or prospective mortgagee a sworn statement certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant's statement; and (e) such other matters as may be reasonably requested by Landlord pertaining to the status of the Lease. Landlord and Tenant intend that any statement delivered pursuant to this Article 25 may be relied upon by any mortgagee, beneficiary or purchaser. Tenant irrevocably agrees that if Tenant fails to execute and deliver such certificate within such ten (10) business day period Landlord or Landlord's beneficiary or agent may execute and deliver such certificate on Tenant's behalf, and that such certificate shall be fully binding on Tenant.

  SURRENDER OF PREMISES.

  26.1    Tenant shall arrange to meet Landlord for two (2) joint inspections of the Premises, the first to occur at least thirty (30) days (but no more than sixty (60) days) before the last day of the Term, and the second to occur not later than forty-eight (48) hours after Tenant has vacated the Premises. In the event of Tenant's failure to arrange such joint inspections and/or participate in either such inspection, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

  26.2    All alterations, additions, and improvements in, on, or to the Premises made or installed by or for Tenant, including, without limitation, carpeting (collectively, "Alterations"), shall be and remain the property of Tenant during the Term. Upon the expiration or sooner termination of the Term, all Alterations shall become a part of the realty and shall belong to Landlord without compensation, and title shall pass to Landlord under this Lease as by a bill of sale. At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all Alterations by whomsoever made, in the same condition received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty. Notwithstanding the foregoing, and provided that Landlord did not elect for removal at the time of Landlord's consent pursuant to Section 6.4 above, if Landlord elects by notice given to Tenant at least ninety (90) days prior to expiration of the Term, Tenant shall, at Tenant's sole cost, remove any Alterations, including carpeting, so designated by Landlord's notice, and repair any damage caused by such removal; provided, however, Landlord's failure to elect shall be deemed an affirmative obligation on Tenant to remove such Alterations, and Tenant must, at Tenant's sole cost, remove upon termination of this Lease, any and all of Tenant's furniture, furnishings, equipment, movable partitions of less than full height from floor to ceiling and other trade fixtures and personal property, as well as all data/telecommunications cabling and wiring installed by or on behalf of Tenant, whether inside walls, under any raised floor or above any ceiling (collectively, "Personalty"). Personalty not so removed shall be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale, but Tenant shall remain responsible for the cost of removal and disposal of such Personalty, as well as any damage caused by such removal. In the event Tenant fails to remove Alterations and Personalty and repair the Premises on or before the termination or expiration of the Lease and otherwise as aforesaid, Landlord may perform such work on Tenant's behalf and Tenant shall reimburse Landlord the actual out of pocket cost incurred by Landlord in connection with such work. The foregoing reimbursement shall be payable by Tenant as additional rent hereunder within ten (10) days of notice from Landlord (which notice shall be accompanied by documented evidence of such costs incurred by Landlord).

  26.3    All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term. Upon the expiration or earlier termination of the Term, Tenant shall pay to Landlord the amount, as estimated by Landlord, necessary to repair and restore the Premises as provided in this Lease and/or to discharge Tenant's obligation for unpaid amounts due or to become due to Landlord. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied. Any otherwise unused Security Deposit shall be credited against the amount payable by Tenant under this Lease.

  NOTICES. Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Pages, or at such other address as it has then last specified by written notice delivered in accordance with this Article 27, or if to Tenant at either its aforesaid address or its last known registered office or home of a general partner or individual owner, whether or not actually accepted or received by the addressee. Any such notice or document may also be personally delivered if a receipt is signed by and received from, the individual, if any, named in Tenant's Notice Address.

  TAXES PAYABLE BY TENANT. In addition to rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, upon demand, any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties to this Lease: (a) upon, allocable to, or measured by or on the gross or net rent payable under this Lease, including without limitation any gross income tax or excise tax levied by the State, any political subdivision thereof, or the Federal Government with respect to the receipt of such rent; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof, including any sales, use or service tax imposed as a result thereof; (c) upon or measured by the Tenant's gross receipts or payroll or the value of Tenant's equipment, furniture, fixtures and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (d) upon this transaction or any document to which Tenant is a party creating or transferring any interest of Tenant in this Lease or the Premises. In addition to the foregoing, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon Tenant's equipment, furniture, fixtures and other personal property of Tenant located in the Premises.

  RELOCATION OF TENANT. [INTENTIONALLY OMITTED]

  PARKING.

  30.1    During the Term of this Lease, Tenant agrees to lease from Landlord and Landlord agrees to lease to Tenant, the number and type of parking passes as set forth on the Reference Pages of this Lease. This right to park in the Building's parking facilities (the "Parking Facility") shall be on an unreserved, nonexclusive, first come, first served basis, for passenger-size automobiles and is subject to the following terms and conditions:

  30.1.1    Tenant shall at all times abide by and shall cause each of Tenant's employees, agents, customers, visitors, invitees, licensees, contractors, assignees and subtenants (collectively, "Tenant's Parties") to abide by any rules and regulations ("Rules") for use of the Parking Facility that Landlord or Landlord's garage operator reasonably establishes from time to time, and otherwise agrees to use the Parking Facility in a safe and lawful manner. Landlord reserves the right to adopt, modify and enforce the Rules governing the use of the Parking Facility from time to time including any key- card, sticker or other identification or entrance system and hours of operation. Landlord may refuse to permit any person who violates such Rules to park in the Parking Facility, and any violation of the Rules shall subject the car to removal from the Parking Facility.

  30.1.2    Unless specified to the contrary above, the parking spaces hereunder shall be provided on a non-designated "first-come, first-served" basis. Landlord reserves the right to assign specific spaces, and to reserve spaces for visitors, small cars, disabled persons or for other tenants or guests, and Tenant shall not park and shall not allow Tenant's Parties to park in any such assigned or reserved spaces. Tenant may validate visitor parking by such method as Landlord may approve, at the validation rate from time to time generally applicable to visitor parking. Tenant acknowledges that the Parking Facility may, following reasonable prior notice (so long as such notice is practicable), be closed entirely or in part in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the Parking Facility, or if required by casualty, strike, condemnation, act of God, governmental law or requirement or other reason beyond the operator's reasonable control.

  30.1.3    Tenant acknowledges that to the fullest extent permitted by law, Landlord shall have no liability for any damage to property or other items located in the parking areas of the Project (including without limitation, any loss or damage to tenant's automobile or the contents thereof due to theft, vandalism or accident), nor for any personal injuries or death arising out of the use of the Parking Facility by Tenant or any Tenant's Parties, whether or not such loss or damage results from Landlord's active negligence or negligent omission. The limitation on Landlord's liability under the preceding sentence shall not apply however to loss or damage arising directly from Landlord's willful misconduct. Without limiting the foregoing, if Landlord arranges for the parking areas to be operated by an independent contractor not affiliated with Landlord, Tenant acknowledges that Landlord shall have no liability for claims arising through acts or omissions of such independent contractor. Tenant and Tenant's Parties each hereby voluntarily releases, discharges, waives and relinquishes any and all actions or causes of action for personal injury or property damage occurring to Tenant or any of Tenant's Parties arising as a result of parking in the Parking Facility, or any activities incidental thereto, wherever or however the same may occur, and further agrees that Tenant will not prosecute any claim for personal injury or property damage against Landlord or any of its officers, agents, servants or employees for any said causes of action and in all events, Tenant agrees to look first to its insurance carrier and to require that Tenant's Parties look first to their respective insurance carriers for payment of any losses sustained in connection with any use of the Parking Facility. Tenant hereby waives on behalf of its insurance carriers all rights of subrogation against Landlord or any Landlord Entities.

  30.1.4    Except as to a Permitted Transferee or approved sublease or assignment pursuant to Article 9 of this Lease, Tenant's right to park as described in this Article and this Lease is exclusive to Tenant.

  30.1.5    In the event any surcharge or regulatory fee is at any time imposed by any governmental authority with reference to parking, Tenant shall (commencing after two (2) weeks' notice to Tenant) pay, per parking pass, such surcharge or regulatory fee to Landlord in advance on the first day of each calendar month concurrently with the monthly installment of rent due under this Lease. Landlord will enforce any surcharge or fee in an equitable manner amongst the Building tenants.

  30.2    If Tenant violates any of the terms and conditions of this Article, the operator of the Parking Facility shall have the right to remove from the Parking Facility any vehicles hereunder which shall have been involved or shall have been owned or driven by parties involved in causing such violation, without liability therefor whatsoever. In addition, Landlord shall have the right to cancel Tenant's right to use the Parking Facility pursuant to this Article upon ten (10) days' written notice, unless within such ten (10) day period, Tenant cures such default. Such cancellation right shall be cumulative and in addition to any other rights or remedies available to Landlord at law or equity, or provided under this Lease.

  DEFINED TERMS AND HEADINGS. The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following "Landlord Entities", being Landlord, Landlord's investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them. Any option granted to Landlord shall also include or be exercisable by Landlord's trustee, beneficiary, agents and employees, as the case may be. In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several. The terms "Tenant" and "Landlord" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. The term "rentable area" shall mean the rentable area of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of the Building including a proportionate share of any common areas. Tenant hereby accepts and agrees to be bound by the figures for the rentable square footage of the Premises and Tenant's Proportionate Share shown on the Reference Pages; however, Landlord may adjust either or both figures if there is manifest error, addition or subtraction to the Building or any business park or complex of which the Building is a part, remeasurement or other circumstance reasonably justifying adjustment. The term "Building" refers to the structure in which the Premises are located and the common areas (parking lots, sidewalks, landscaping, etc.) appurtenant thereto. If the Building is part of a larger complex of structures, the term "Building" may include the entire complex, where appropriate (such as shared Expenses or Taxes) and subject to Landlord's reasonable discretion.

  TENANT'S AUTHORITY.

  32.1    If Tenant signs as a corporation, partnership, trust or other legal entity each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Lease, a corporate resolution, proof of due authorization by partners, opinion of counsel or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Lease.

  32.2    Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury ("OFAC"); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. 5, the International Emergency Economic Powers Act, 50 U.S.C. 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: "List of Specially Designated Nationals and Blocked Persons." If the foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant.

  FINANCIAL STATEMENTS AND CREDIT REPORTS. At Landlord's request, Tenant shall deliver to Landlord a copy, certified by an officer of Tenant as being a true and correct copy, of Tenant's most recent audited financial statement, or, if unaudited, certified by Tenant's chief financial officer as being true, complete and correct in all material respects. Tenant hereby authorizes Landlord to obtain one or more credit reports on Tenant at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report. Notwithstanding the foregoing, Landlord shall not request financial statements more than once in each consecutive one (1) year period during the Term unless (i) Tenant is in default beyond any applicable notice and cure period, (ii) Landlord reasonably believes that there has been an adverse change in Tenant's financial position since the last financial statement provided to Landlord, or (iii) requested (a) in connection with a proposed sale or transfer of the Building by Landlord, or (b) by an investor of Landlord, any Landlord Entity or any lender or proposed lender of Landlord or any Landlord Entity. At Tenant's request, Landlord shall enter into a confidentiality agreement with Tenant, which agreement is reasonably acceptable to Landlord and covers confidential financial information provided by Tenant to Landlord. Notwithstanding the foregoing, so long as Tenant is a publicly traded company on an "over-the-counter" market or any recognized national or international securities exchange, the foregoing shall not apply so long as Tenant's current public annual report (in compliance with applicable securities laws) for such applicable year is available to Landlord in the public domain.

  COMMISSIONS. Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Pages.

  TIME AND APPLICABLE LAW. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Building is located. Whenever a period of time is prescribed for the taking of an action by Landlord, the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, pandemics, civil disturbances and other causes beyond the reasonable control of the performing party.

  SUCCESSORS AND ASSIGNS. Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.

  ENTIRE AGREEMENT. This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations. There have been no representations made by the Landlord or any of its representatives or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.

  EXAMINATION NOT OPTION. Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord any security deposit required by Article 5, the first month's rent as set forth in Article 3 and any sum owed pursuant to this Lease.

  RECORDATION. Tenant shall not record or register this Lease or a short form memorandum hereof without the prior written consent of Landlord, and then shall pay all charges and taxes incident to such recording or registration.

  OPTION TO RENEW. Provided this Lease is in full force and effect and Tenant is not in default under any of the other terms and conditions of this Lease beyond any applicable notice and cure periods at the time of notification or commencement, Tenant shall have one (1) option to renew (the "Renewal Option") this Lease for a term of twelve (12) months or thirty-six (36) months (the "Renewal Term"), at Tenant's option, for the portion of the Premises being leased by Tenant as of the date the Renewal Term is to commence, on the same terms and conditions set forth in this Lease, except as modified by the terms, covenants and conditions as set forth below:

  40.1    If Tenant elects to exercise the Renewal Option, then Tenant shall provide Landlord with written notice no earlier than the date which is two hundred and seventy (270) days prior to the expiration of the Term of this Lease but no later than the date which is one hundred and eighty (180) days prior to the expiration of the Term of this Lease. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the Term of this Lease. At the time of Tenant's election, Tenant notice to Landlord must specify whether Tenant is exercising the twelve (12) month or thirty-six (36) month Renewal Term, and Tenant's choice shall be binding upon Tenant.

  40.2    The Annual Rent and Monthly Installment of Rent in effect at the expiration of the Term of this Lease shall be increased to reflect the Prevailing Market (as defined in Section 40.8) rate. Landlord shall advise Tenant of the new Annual Rent and Monthly Installment of Rent for the Premises no later than thirty (30) days after receipt of Tenant's written request therefor. Said request shall be made no earlier than thirty (30) days prior to the first date on which Tenant may exercise its Renewal Option under this Article 40.

  40.3    If Tenant and Landlord are unable to agree on a mutually acceptable Annual Rent and Monthly Installment of Rent for the Renewal Term not later than sixty (60) days prior to the expiration of the initial Term, then Landlord and Tenant, within five (5) days after such date, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Premises during the Renewal Term (collectively referred to as the "Estimates"). If the higher of such Estimates is not more than one hundred five percent (105%) of the lower of such Estimates, then the Prevailing Market rate shall be the average of the two Estimates. If the Prevailing Market rate is not established by the exchange of Estimates, then, within seven (7) days after the exchange of Estimates, Landlord and Tenant shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the Renewal Term. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least five (5) years experience within the previous ten (10) years as a real estate appraiser working in Sunnyvale, California, with working knowledge of current rental rates and practices. For purposes hereof, an "MAI" appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an "ASA" appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar).

  40.4    Upon selection, Landlord's and Tenant's appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Premises. The Estimates chosen by such appraisers shall be binding on both Landlord and Tenant. If either Landlord or Tenant fails to appoint an appraiser within the seven (7) day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market rate within ten (10) days after their appointment, then, within ten (10) days after the expiration of such ten (10) day period, the two appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser (i.e., the arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the arbitrator shall make his or her determination of which of the two Estimates most closely reflects the Prevailing Market rate and such Estimate shall be binding on both Landlord and Tenant as the Prevailing Market rate for the Premises. If the arbitrator believes that expert advice would materially assist him or her, he or she may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the arbitrator and of any experts retained by the arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.

  40.5    If the Prevailing Market rate has not been determined by the commencement date of the Renewal Term, Tenant shall pay Monthly Installments of Rent upon the terms and conditions in effect during the last month of the initial Term until such time as the Prevailing Market rate has been determined. Upon such determination, the Annual Rent and Monthly Installments of Rent for the Premises shall be retroactively adjusted to the commencement of such Renewal Term for the Premises.

  40.6    Except as to a Permitted Transferee, this Renewal Option is not transferable; the parties hereto acknowledge and agree that they intend that the aforesaid option to renew this Lease shall be "personal" to Tenant as set forth above and that in no event will any assignee or sublessee have any rights to exercise this Renewal Option.

  40.7    If Tenant validly exercises or fails to exercise this Renewal Option, Tenant shall have no further right to extend the Term of this Lease.

  40.8    For purposes of this Renewal Option, "Prevailing Market" shall mean the arms length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and buildings comparable to the Building in the same rental market in the Sunnyvale, California area as of the date the Renewal Term is to commence, taking into account the specific provisions of this Lease which will remain constant. The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes.

  ACCELERATION OPTION.

  41.1    Tenant shall have the right to accelerate the Termination Date ("Acceleration Option") of this Lease, with respect to the entire Premises only, from the expiration of the thirty-sixth (36PthP) full calendar month of the Term to the expiration of the twelfth (12PthP), eighteenth (18PthP), twenty-fourth (24PthP) or thirtieth (30PthP) full calendar month of the Term, at Tenant's option (the "Accelerated Termination Date"), if:

  41.1.1    There is no default by Tenant under this Lease beyond any applicable notice and cure period at the date Tenant provides Landlord with an Acceleration Notice (hereinafter defined); and

  41.1.2    No part of the Premises is sublet for a term extending past the Accelerated Termination Date; and

  41.1.3    This Lease has not been assigned (except to a Permitted Transferee); and

  41.1.4    Landlord receives notice of acceleration ("Acceleration Notice") not less than six (6) full calendar months prior to the applicable Accelerated Termination Date.

  41.2    If Tenant exercises its Acceleration Option, within thirty (30) days after Tenant's delivery to Landlord of Tenant's Acceleration Notice, Tenant shall pay to Landlord the sum of an amount equal to the unamortized portion of all of the following: (a) any leasing commissions, (b) the Initial Alterations, (c) the HVAC Allowance, if any, and (d) the Allowance (as defined in UExhibit BU), (clauses (a), (b), (c) and (d) are collectively referred to herein as the "Acceleration Fee") as a fee in connection with the acceleration of the Termination Date and not as a penalty; provided that the Acceleration Fee shall be increased by an amount equal to the unamortized portion of any leasing commissions, tenant improvements and allowances or other concessions incurred by Landlord in connection with any additional space other than the initial Premises leased by Tenant under this Lease and that is subject to acceleration hereunder. Landlord estimates that, as of the end of the 12PthP month of the Term, the Acceleration Fee shall be $7.10 per rentable square foot of the Premises (as the same is initially set forth in this Lease). The foregoing estimate of the Acceleration Fee assumes a Wall Street Journal Prime lending rate of 3.25% and a full disbursement of the HVAC Allowance and the Allowance as of the Commencement Date of this Lease. Tenant shall remain liable for all Monthly Installments of Rent, additional rent and all other sums due under this Lease up to and including the Accelerated Termination Date even though billings for such may occur subsequent to the Accelerated Termination Date. The "unamortized portion" of any of the foregoing shall be determined using an interest rate with interest at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time

  41.3    If Tenant, subsequent to providing Landlord with an Acceleration Notice, defaults in any of the provisions of this Lease (including, without limitation, a failure to pay the Acceleration Fee due hereunder), and such default is not cured within the applicable note and cure period set forth herein, Landlord, at its option, may (i) declare Tenant's exercise of the Acceleration Option to be null and void, or (ii) continue to honor Tenant's exercise of its Acceleration Option, in which case, Tenant shall remain liable for the payment of the Acceleration Fee and for all Monthly Installments of Rent and any additional rent and other sums due under this Lease up to and including the Accelerated Termination Date even though billings for such may occur subsequent to the Accelerated Termination Date. Further, in the event that Landlord shall declare Tenant's exercise of the Acceleration Option to be null and void as provided in clause (i) above, Tenant shall protect, indemnify and hold Landlord and the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney's fees) incurred by reason of such nullification of Tenant's Acceleration Option, including, without limitation, any claims by any potential replacement tenants for the Premises.

  41.4    As of the date Tenant provides Landlord with an Acceleration Notice, any unexercised rights or options of Tenant to renew the Term of this Lease or to expand the Premises (whether expansion options, rights of first or second refusal, rights of first or second offer, or other similar rights), and any outstanding tenant improvement allowance not claimed and properly utilized by Tenant in accordance with this Lease as of such date, shall immediately be deemed terminated and no longer available or of any further force or effect.

  CONSULTANT FEE. Provided Tenant is not in default under this Lease beyond any applicable notice and cure periods and provided that this Lease is fully executed on or before May 1, 2009, Landlord shall provide Tenant with a consultant fee in the amount  not to exceed $5,000.00 (the "Consultant Fee") for Tenant's transaction costs with respect to this Lease.  Landlord shall disburse the Consultant Fee, at Tenant's option, either directly to Tenant or to the consultant performing the services.  If such Consultant Fee is paid to Tenant and not directly to the consultant, Landlord shall pay such Consultant Fee within thirty (30) days after receipt of an invoice or other supporting documentation evidencing the actual transaction costs incurred by Tenant with respect to this Lease for which Tenant desires to apply the Consultant Fee.  However, in no event shall Landlord have any obligation to disburse the Consultant Fee on or after September 1, 2009.

  ROOF SPACE FOR DISH/ANTENNA.

  43.1    During the initial Term and any extension thereof, Tenant shall have the right to lease space on the roof of the Building for the purpose of installing (in accordance with Article 6 of this Lease), operating and maintaining communication antennas and associated communication devices and cabling (the "Dish/Antenna") to be approved by Landlord. The location of the space on the roof to be leased by Tenant is referred to herein as the "Roof Space". Landlord reserves the right to relocate the Roof Space as reasonably necessary during the Term, so long as such relocation does not interfere with or diminish the quality of Tenant's ability to transmit and receive radio signals, as reasonably determined by Landlord. Landlord's designation shall take into account Tenant's use of the Dish/Antenna. Notwithstanding the foregoing, Tenant's right to install the Dish/Antenna shall be subject to the approval rights of Landlord and Landlord's architect and/or engineer, which approvals shall not be unreasonably denied, with respect to the plans and specifications of the Dish/Antenna, the manner in which the Dish/Antenna is attached to the roof of the Building and the manner in which any cables are run to and from the Dish/Antenna. The precise specifications and a general description of the Dish/Antenna, or any replacements thereof, along with all documents Landlord reasonably requires to review the installation of the Dish/Antenna (the "Plans and Specifications") shall be submitted to Landlord for Landlord's written approval no later than twenty (20) days before Tenant commences to install the Dish/Antenna. Tenant shall be solely responsible for obtaining and maintaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Dish/Antenna. Tenant shall notify Landlord upon completion of the installation of the Dish/Antenna. If Landlord determines that the Dish/Antenna equipment does not comply with the approved Plans and Specifications, that the Building has been damaged during installation of the Dish/Antenna or that the installation was defective, Landlord shall notify Tenant of any noncompliance or detected problems and Tenant promptly shall cure the defects. If the Tenant fails to immediately cure the defects, Tenant shall pay to Landlord upon demand the cost, as reasonably determined by Landlord, of correcting any defects and repairing any damage to the Building caused by such installation. If at any time Landlord, in its sole discretion, deems it necessary, Tenant shall provide and install, at Tenant's sole cost and expense, appropriate aesthetic screening, reasonably satisfactory to Landlord, for the Dish/Antenna (the "Aesthetic Screening").

  43.2    Landlord agrees that Tenant, upon reasonable prior written notice to Landlord (except in the event of an emergency or equipment failure that materially affects Tenant's ability to transmit and receive radio signals), shall have access to the roof of the Building and the Roof Space for the purpose of installing, maintaining, repairing and removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, all of which shall be performed by Tenant or Tenant's authorized representative or contractors, which shall be reasonably approved by Landlord, at Tenant's sole cost and risk. It is agreed, however, that only authorized engineers, employees or properly authorized contractors of Tenant, FCC (defined below) inspectors, or persons under their direct supervision will be permitted to have access to the roof of the Building and the Roof Space. Tenant further agrees to exercise firm control over the people requiring access to the roof of the Building and the Roof Space in order to keep to a minimum the number of people having access to the roof of the Building and the Roof Space and the frequency of their visits. It is further understood and agreed that the installation, maintenance, operation and removal of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, is not permitted to damage the Building or the roof thereof, or interfere with the use of the Building and roof by Landlord. Tenant agrees to be responsible for any damage caused to the roof or any other part of the Building, which may be caused by Tenant or any Tenant Entity.

  43.3    Tenant agrees to install and maintain only equipment of types and frequencies which will not cause unreasonable interference to Landlord or any other tenant of the Building as determined by Landlord in its good faith prudent business judgment. In the event Tenant's equipment causes such interference, Tenant will change the frequency on which it transmits and/or receives and take any other steps necessary to eliminate the interference. If said interference cannot be eliminated within a reasonable period of time, in the reasonable judgment of Landlord, then Tenant shall cease operating the Dish/Antenna from the Roof Space (except for intermittent testing) until such interference is resolved. Landlord shall make commercially reasonable efforts to ensure that any new equipment installed on the roofs by other tenants or users does not have frequencies which causes unreasonable interference to Tenant's Dish/Antenna. Tenant shall, at its sole cost and expense, and at its sole risk, install, operate and maintain the Dish/Antenna in a good and workmanlike manner, and in compliance with all Building, electric, communication, and safety codes, ordinances, standards, regulations and requirements, now in effect or hereafter promulgated, of the Federal Government, including, without limitation, the Federal Communications Commission (the "FCC"), the Federal Aviation Administration ("FAA") or any successor agency of either the FCC or FAA having jurisdiction over radio or telecommunications, and of the state, city and county in which the Building is located. Under this Lease, the Landlord and its agents assume no responsibility for the licensing, operation and/or maintenance of Tenant's equipment. Tenant has the responsibility of carrying out the terms of its FCC license in all respects. The Dish/Antenna shall be connected to Landlord's power supply in strict compliance with all applicable Building, electrical, fire and safety codes. Neither Landlord nor any Landlord Entity shall be liable to Tenant for any stoppages or shortages of electrical power furnished to the Dish/Antenna or the Roof Space because of any act, omission or requirement of the public utility serving the Building, or the act or omission of any other tenant, invitee or licensee or their respective agents, employees or contractors, or for any other cause beyond the reasonable control of Landlord, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electrical power. Neither Landlord any Landlord Entity shall have any responsibility or liability for the conduct or safety of any of Tenant's representatives, repair, maintenance and engineering personnel while in or on any part of the Building or the Roof Space.

  43.4    The Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of this Lease or Tenant's right to possession hereunder. Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the equipment and appurtenances were attached. Tenant agrees to maintain all of the Tenant's equipment placed on or about the roof or in any other part of the Building in proper operating condition and maintain same in satisfactory condition as to appearance and safety in Landlord's sole discretion. Such maintenance and operation shall be performed in a manner to avoid any interference with any other tenants or Landlord. Tenant agrees that at all times during the Term, it will keep the roof of the Building and the Roof Space free of all trash or waste materials produced by Tenant or Tenant's agents, employees or contractors.

  43.5    In light of the specialized nature of the Dish/Antenna, Tenant shall be permitted to utilize the services of its choice for installation, operation, removal and repair of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, subject to the reasonable approval of Landlord. Notwithstanding the foregoing, Tenant must provide Landlord with prior written notice of any such installation, removal or repair and coordinate such work with Landlord in order to avoid voiding or otherwise adversely affecting any warranties granted to Landlord with respect to the roof. If necessary, Tenant, at its sole cost and expense, shall retain any contractor having a then existing warranty in effect on the roof to perform such work (to the extent that it involves the roof), or, at Tenant's option, to perform such work in conjunction with Tenant's contractor. In the event the Landlord contemplates roof repairs that could affect Tenant's Dish/Antenna, or which may result in an interruption of the Tenant's telecommunication service, Landlord shall formally notify Tenant at least thirty (30) days in advance (except in cases of an emergency) prior to the commencement of such contemplated work in order to allow Tenant to make other arrangements for such service.

  43.6    Tenant shall not allow any provider of telecommunication, video, data or related services ("Communication Services") to locate any equipment on the roof of the Building or in the Roof Space for any purpose whatsoever, nor may Tenant use the Roof Space and/or Dish/Antenna to provide Communication Services to an unaffiliated tenant, occupant or licensee of another building, or to facilitate the provision of Communication Services on behalf of another Communication Services provider to an unaffiliated tenant, occupant or licensee of the Building or any other building. Tenant acknowledges that Landlord may at some time establish a standard license agreement (the "License Agreement") with respect to the use of roof space by tenants of the Building. Tenant, upon request of Landlord, shall enter into such License Agreement with Landlord provided that such agreement does not materially or adversely alter the rights of Tenant hereunder with respect to the Roof Space. Tenant specifically acknowledges and agrees that the terms and conditions of Article 10 of this Lease shall apply with full force and effect to the Roof Space and any other portions of the roof accessed or utilized by Tenant, its representatives, agents, employees or contractors.

  43.7    If Tenant defaults under any of the terms and conditions of this Section or this Lease, and Tenant fails to cure said default within the time allowed by Article 18 of this Lease, Landlord shall be permitted to exercise all remedies provided under the terms of this Lease, including removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and restoring the Building and the Roof Space to the condition that existed prior to the installation of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any. If Landlord removes the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, as a result of an uncured default, Tenant shall be liable for all costs and expenses Landlord incurs in removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and repairing any damage to the Building, the roof of the Building and the Roof Space caused by the installation, operation or maintenance of the Dish/Antenna, the appurtenances, and the Aesthetic Screening, if any. Tenant's rights pursuant to this Article 43 are personal to the named Tenant under this Lease and assignees or subtenant consented to by Landlord pursuant to Article 9 above, and are not otherwise transferable.

  RIGHT OF FIRST OPPORTUNITY. In the event that Landlord determines that it will sell the Building to an unrelated third-party and will imminently commence marketing efforts to sell the Building to an unrelated third-party, Landlord shall provide a written notice of such intended sale to Tenant and, within ten (10) days following Landlord's notice to Tenant, Tenant may provide to Landlord a formal offer to purchase the Building (the "Purchase Offer"). The Purchase Offer shall contain all material terms of Tenant's offer, including, without limitation, the proposed purchase price, earnest money deposit, timing of close of transaction and any other material terms. Landlord hereby agrees to use good faith in considering Tenant's Purchase Offer prior to accepting any other offers to purchase the Building. Landlord shall have no obligation to accept Tenant's Purchase Offer. The terms of this section shall in no event be deemed an exclusive right of and/or opportunity for Tenant. In the event Tenant fails to respond to Landlord's written notice described above within the five (5) day period, Tenant shall be deemed to have waived its rights as provided in this section.

  MONUMENT SIGNAGE.

  45.1 So long as (a) Tenant is not in default under the terms of this Lease beyond any applicable notice and cure period; (b) Tenant is leasing the entire Premises and has not assigned the Lease other than to a Permitted Transferee; and (c) Tenant has not assigned this Lease or sublet the Premises, Tenant shall have the right to have its name listed on the monument sign for the Building (the "Monument Sign"), subject to the terms of this Article 45. The design, size and color of Tenant's signage with Tenant's name to be included on the Monument Sign, and the manner in which it is attached to the Monument Sign, shall comply with all applicable Regulations and shall be subject to the approval of Landlord and any applicable governmental authorities. Landlord reserves the right to withhold consent to any sign that, in the sole judgment of Landlord, is not harmonious with the design standards of the Building and Monument Sign. Landlord shall have the right to require that all names on the Monument Sign be of the same size and style. Tenant must obtain Landlord's written consent to any proposed signage and lettering prior to its fabrication and installation, and the location of Tenant's name on the Monument Sign shall be further subject to Landlord's reasonable approval. To obtain Landlord's consent, Tenant shall submit design drawings to Landlord showing the type and sizes of all lettering; the colors, finishes and types of materials used; and (if applicable and Landlord consents in its sole discretion) any provisions for illumination. Although the Monument Sign will be maintained by Landlord, Tenant shall pay its proportionate share of the cost of any maintenance and repair associated with the Monument Sign. In the event that additional names are listed on the Monument Sign, all future costs of maintenance and repair shall be prorated between Tenant and the other parties that are listed on such Monument Sign.

  45.2 Tenant's name on the Monument Sign shall be designed, constructed, installed, insured, maintained, repaired and removed from the Monument Sign all at Tenant's sole risk, cost and expense. Tenant, at its cost, shall be responsible for the maintenance, repair or replacement of Tenant's signage on the Monument Sign, which shall be maintained in a manner reasonably satisfactory to Landlord.

  45.3 If during the Term (and any extensions thereof) (a) Tenant is in default under the terms of this Lease after the expiration of applicable cure periods; (b) Tenant leases and occupies less than the entire Premises; or (c) Tenant assigns this Lease, then Tenant's rights granted herein will terminate and Landlord may remove Tenant's name from the Monument Sign at Tenant's sole cost and expense and restore the Monument Sign to the condition it was in prior to installation of Tenant's signage thereon, ordinary wear and tear excepted. The cost of such removal and restoration shall be payable as additional rent within five (5) days of Landlord's demand. Landlord may, at anytime during the Term (or any extension thereof), upon five (5) days prior written notice to Tenant, relocate the position of Tenant's name on the Monument Sign. The cost of such relocation of Tenant's name shall be at the cost and expense of Landlord.

  45.4 The rights provided in this Article 45 shall be non-transferable unless otherwise agreed by Landlord in writing in its sole discretion.

  PREMISES SIGNAGE. Tenant shall be entitled to one non-illuminated identification sign to be located on the lobby window area of the Building (the "Premises Signage"). The exact location of the Premises Signage shall be subject to all applicable Regulations and Landlord's prior written approval. Such right to Premises Signage is personal to Tenant and is subject to the following terms and conditions: (i) Tenant shall submit plans and drawings for the Premises Signage to any and all public authorities having jurisdiction and shall obtain written approval from each such jurisdiction prior to installation, and shall fully comply with all applicable Regulations; (ii) Tenant shall, at Tenant's sole cost and expense, design, construct and install the Premises Signage; (iii) the Premises Signage shall be subject to Landlord's prior written approval, which Landlord shall have the right to withhold in its reasonable discretion; and (iv) Tenant shall maintain the Premises Signage in good condition and repair, and all costs of maintenance and repair shall be borne by Tenant. Maintenance shall include, without limitation, cleaning at reasonable intervals. Upon the expiration or earlier termination of this Lease, Tenant shall remove, at Tenant's sole cost, the Premises Signage, repair any damage to the Building caused by such removal and restore the Building to the condition which existed prior to the installation of the Premises Signage. If Tenant fails to remove the Premises Signage and repair the Building in accordance with the terms of this Lease, Landlord shall cause the Premises Signage to be removed from the Building and the Building to be repaired and restored to the condition which existed prior to the installation of the Premises Signage (including, if necessary, the replacement of any precast concrete panels), all at the sole cost and expense of Tenant and otherwise in accordance with this Lease, without further notice from Landlord notwithstanding anything to the contrary contained in this Lease. Tenant shall pay all costs and expenses for such removal and restoration upon demand. Except as to a Permitted Transferee, the rights provided in this Article 46 shall be non-transferable unless otherwise agreed by Landlord in writing in its sole discretion.

  TENANT'S SECURITY SYSTEM. Subject to the terms of this Lease, including, without limitation, Tenant's compliance with Article 6 above, Tenant, at Tenant's sole cost and expense, shall have the right to install and maintain a security and card access system in the Premises and at the entrance to the Premises ("Tenant's Security System"), subject to the following conditions: (i) Tenant's plans and specifications for the proposed Tenant's Security System shall be subject to Landlord's prior written approval, which approval will not be unreasonably withheld; provided, however, that Tenant shall coordinate the installation and operation of Tenant's Security System with Landlord to assure that Tenant's Security System is compatible with the Building's systems and equipment and to the extent that Tenant's Security System is not compatible with the Building systems and equipment, Tenant shall not be entitled to install or operate it (and Tenant shall not actually install or operate Tenant's Security System unless Tenant has obtained Landlord's approval of such compatibility in writing prior to such installation or operation); (ii) Tenant's Security System shall be and shall remain compatible with any security and other systems existing in the Premises and the Building; (iii) Tenant's Security System shall be installed and used in compliance with all other provisions of this Lease; and (iv) Tenant shall keep Tenant's Security System in good operating condition and repair and Tenant shall be solely responsible, at Tenant's sole cost and expense, for the monitoring, operation and removal of Tenant's Security System. Upon the expiration or earlier termination of this Lease, Tenant shall remove Tenant's Security System. All costs and expenses associated with the removal of Tenant's Security System and the repair of any damage to the Premises and the Building resulting from the installation and/or removal of same shall be borne solely by Tenant. Notwithstanding anything to the contrary, neither Landlord nor any Landlord Entities shall be directly or indirectly liable to Tenant, any Tenant Entities or any other person and Tenant hereby waives any and all claims against and releases Landlord and the Landlord Entities from any and all claims arising as a consequence of or related to Tenant's Security System, or the failure thereof.

  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

  LIMITATION OF LANDLORD'S LIABILITY. Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord's interest in the Building. The obligations of Landlord under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager's trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Lease Reference Date set forth in the Reference Pages of this Lease.

LANDLORD:	TENANT:
SILICON VALLEY CA-I, LLC, a Delaware limited liability company	8X8, INC., a Delaware corporation
By: RREEF Management Company, a Delaware corporation, its Authorized Agent
By: _____________________________________	By: _________________________________
Name: James H. Ida	Name: Bryan R. Martin
Title: Vice President, District Manager	Title: Chairman and CEO
Dated: __________________________________	Dated: ______________________________

EXHIBIT A - FLOOR PLAN DEPICTING THE PREMISES

attached to and made a part of the Lease bearing the
Lease Reference Date of April 30, 2009 between
SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and
8X8, INC., a Delaware corporation, as Tenant

810 West Maude Avenue
Sunnyvale, California 94089

UExhibit AU is intended only to show the general layout of the Premises as of the beginning of the Term of this Lease. It does not in any way supersede any of Landlord's rights set forth in Article 17 of the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

TOILET
WOMEN
MEN
FIRE ALARM
CTL. PANEL

RREEF

810 MAUDE
SUNNYVALE, CA

JOB NO.:

DATE:

SCALE:

A-1

EXHIBIT A-1 - SITE PLAN

attached to and made a part of the Lease bearing the
Lease Reference Date of April 30, 2009 between
SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and
8X8, INC., a Delaware corporation, as Tenant

810 West Maude Avenue
Sunnyvale, California 94089

UExhibit A- 1U is intended only to show the general layout of the Building and/or the project of which the Building is a part as of the beginning of the Term of the Lease. It does not in any way supersede any of Landlord's rights set forth in Article 17 of the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate, and the location and number of parking spaces should be taken as approximate.

810 W.MAUDE

EXISTING SITE PLAN

810 MAUDE
SUNNYVALE, CA

AP + I DESIGN. 200 BLOSSOM LANE
MOUNTAIN VIEW, CA 94041 650.254.1444 FAX: 650.254.1411

JOB NO.: 09064
DATE: 04.21.09
SCALE: N.T.S.

SITE.1

D E S I G N

A-2

EXHIBIT B - INITIAL ALTERATIONS

attached to and made a part of the Lease bearing the
Lease Reference Date of April 30, 2009 between
SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and
8X8, INC., a Delaware corporation, as Tenant

810 West Maude Avenue
Sunnyvale, California 94089

1. Landlord, at its sole cost and expense (subject to the terms and provisions of Section 2 below) shall perform improvements to the Premises in accordance with the following work list (the "Work List") using Building standard methods, materials and finishes and as reasonably determined by Landlord, except as otherwise set forth in the preliminary space plans attached hereto as USchedule IU. The improvements to be performed in accordance with the Work List, as further depicted and described on USchedules I, IIU and UIIIU, are hereinafter referred to as the "Initial Alterations". Landlord shall enter into a direct contract for the Initial Alterations with a general contractor selected by Landlord. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Initial Alterations.

WORK LIST

  Construct a 43'X30' board conference room;

  Wall off a portion of the office core and install windows on two walls of the NOC Room portion of the Premises;

  Remove and modify walls at the break room as depicted on USchedule IU;

  Replace carpet with vinyl tile in the break room in the Premises;

  Install drop ceiling office finish in open area between electrical room and Q&A/Shipping/Receiving area of the Premises;

  Expand server room as depicted on USchedule IIU attached hereto;

  Install double locks on exterior man doors as depicted on USchedule IIIU; and

  Install dishwashers in the main break room and in the sink area between the two executive offices.

2. All other work and upgrades, subject to Landlord's approval, shall be at Tenant's sole cost and expense, plus any applicable state sales or use tax thereon, payable upon demand as additional rent. Tenant shall be responsible for any Tenant Delay in completion of the Premises resulting from any such other work and upgrades requested or performed by Tenant.

3. Landlord's supervision or performance of any work for or on behalf of Tenant shall not be deemed to be a representation by Landlord that such work complies with applicable insurance requirements, building codes, ordinances, laws or regulations or that the improvements constructed will be adequate for Tenant's use.

4. Landlord and Tenant agree to cooperate with each other in order to enable the Initial Alterations to be performed in a timely manner and with as little inconvenience to the operation of Tenant's business as is reasonably possible. Notwithstanding anything herein to the contrary, any delay in the completion of the Initial Alterations or inconvenience suffered by Tenant during the performance of the Initial Alterations shall not delay the Commencement Date nor shall it subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of rent or other sums payable under the Lease.

5. Landlord shall use reasonable efforts to substantially complete the Initial Alterations on or before July 31, 2009, subject to events of force majeure and Tenant Delays.

6. This UExhibit BU shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

7. So long as Tenant is not in default under the Lease, on or before December 15, 2009, Tenant may request an allowance of up to $100,000.00 (the "Allowance") from in order for Tenant to perform alterations or improvements at the Premises during the initial Term so long as such alterations or improvements are approved in advance by Landlord and performed by Tenant all in accordance with the terms and conditions of the Lease (the "Approved Alterations"). Landlord shall disburse the Allowance to Tenant in one payment only and otherwise subject to and in accordance with the remaining terms and conditions of this Section 7. Any Allowance paid to or on behalf of Tenant hereunder shall be repaid to Landlord as additional rent in equal monthly installments throughout the remainder of the initial Term, commencing on the first day of the first full calendar month following the date the Allowance is disbursed to Tenant, with interest at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time. If Tenant is in default under the Lease after the expiration of applicable cure periods, the entire unpaid balance of the Allowance paid to or on behalf of Tenant shall become immediately due and payable and, except to the extent required by applicable law, shall not be subject to mitigation or reduction in connection with a reletting of the Premises by Landlord. Upon request of Landlord, Tenant shall execute an amendment to the Lease or other appropriate agreement, prepared by Landlord, evidencing the amount of the Allowance requested by Tenant and the repayment schedule relating to Tenant's repayment of the Allowance, as described herein. In no event shall Tenant be entitled to request disbursement of the Allowance after December 15, 2009. The Allowance may only be used for the cost of preparing design and construction documents and mechanical and electrical plans for the Approved Alterations and for hard costs in connection with the Approved Alterations (including the installation of cabling and wiring at the Premises) and to reasonable and actual third party costs incurred by Tenant in connection with its moving to the Premises. The Allowance shall be paid to Tenant or, at Landlord's option, to the order of the general contractor that performed the Approved Alterations, within thirty (30) days following receipt by Landlord of (a) receipted bills covering all labor and materials expended and used in the Approved Alterations; (b) a sworn contractor's affidavit from the general contractor and a request to disburse from Tenant containing an approval by Tenant of the work done; (c) full and final waivers of lien; (d) as-built plans of the Approved Alterations; and (e) the certification of Tenant and its architect that the Approved Alterations have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances. The Allowance shall be disbursed in the amount reflected on the receipted bills meeting the requirements above. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance during the continuance of an uncured default under the Lease, and Landlord's obligation to disburse shall only resume when and if such default is cured.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

SCHEDULE I TO EXHIBIT B - SPACE PLANS

8 x 8 INC.

810 MAUDE
SUNNYVALE, CA

AP + I DESIGN. 200 BLOSSOM LANE
MOUNTAIN VIEW, CA 94041 650.254.1444 FAX: 650.254.1411

DESIGN

JOB NO.:	09064
DATE:	04.21.09
SCALE:	N.T.S.

SP.3.2

SCHEDULE II TO EXHIBIT B - SPACE PLANS

SCHEDULE III TO EXHIBIT B - SPACE PLANS

OPEN OFFICE
CONFERENCE
OFFICE
IT OFFICE
SERVER
NOC
MEN
WOMEN
BREAK ROOM
TRAINING
FIRE ALARM CTL PANEL
CORRIDOR
LOBBY
SHIPPING/RECEIVING
EXEC. OFFICE
SINK
TOILET
ELEC. RM.

EXHIBIT C - COMMENCEMENT DATE MEMORANDUM

attached to and made a part of the Lease bearing the
Lease Reference Date of April 30, 2009 between
SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and
8X8, INC., a Delaware corporation, as Tenant

810 West Maude Avenue
Sunnyvale, California 94089

COMMENCEMENT DATE MEMORANDUM

THIS MEMORANDUM, made as of ______, 20___, by and between SILICON VALLEY CA-I, LLC, a Delaware limited liability company ("Landlord") and 8x8, INC., a Delaware corporation ("Tenant").

URecitalsU:

  Landlord and Tenant are parties to that certain Lease, dated for reference April 30, 2009 (the "Lease") for certain premises (the "Premises") consisting of approximately 51,680 square feet at the building commonly known as 801 Maude Avenue.

  Tenant is in possession of the Premises and the Term of the Lease has commenced.

  Landlord and Tenant desire to enter into this Memorandum confirming the Commencement Date, the Termination Date and other matters under the Lease.

NOW, THEREFORE, Landlord and Tenant agree as follows:

1. The actual Commencement Date is ______.

2. The actual Termination Date is ______.

3. The schedule of the Annual Rent and the Monthly Installment of Rent set forth on the Reference Pages is deleted in its entirety, and the following is substituted therefor:

[insert rent schedule]

4. Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

LANDLORD:	TENANT:
SILICON VALLEY CA-I, LLC, a Delaware limited liability company	8X8, INC., a Delaware corporation
By: RREEF Management Company, a Delaware corporation, its Authorized Agent
By: _____UDO NOT SIGNU_________________	By: _____UDO NOT SIGNU_________________
Name: ________________________________	Name: ________________________________
Title: ________________________________	Title: ________________________________

C-1

EXHIBIT D - RULES AND REGULATIONS

attached to and made a part of the Lease bearing the
Lease Reference Date of April 30, 2009 between
SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and
8X8, INC., a Delaware corporation, as Tenant

810 West Maude Avenue
Sunnyvale, California 94089

  Except as expressly provided in the Lease, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside of the Building without the prior written consent of the Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at Tenant's expense by a vendor designated or approved by Landlord. In addition, Landlord reserves the right to change from time to time the format of the signs or lettering and to require previously approved signs or lettering to be appropriately altered.

  If Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Building that are visible from the exterior of the Building, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the opinion of Landlord, from outside the Premises.

  Tenant shall be responsible for providing janitorial service for the Premises at its sole cost and expense, and Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide janitorial service to the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant's property by the janitor or any other employee or any other person.

  Except as expressly provided in the Lease (including, without limitation, Tenant's right to install and operate Tenant's Security System as set forth in Article 47 of the Lease), Tenant shall not alter any lock or other access device or install a new or additional lock or bolt on any door at the entrance of the Premises without prior written consent of Landlord, which approval shall not be commercially unreasonably withheld, conditioned or delayed.

  If Tenant requires telephone, data, burglar alarm or similar service, the cost of purchasing, installing and maintaining such service shall be borne solely by Tenant.

  Tenant shall not place a load upon any floor of its Premises which exceeds the load per square foot that such floor was designed to carry and that is allowed by law. Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

D-1

  Except as expressly provided in the Lease, Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building without Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion, and which consent may in any event be conditioned upon Tenant's execution of Landlord's standard form of license agreement. Tenant shall be responsible for any interference caused by such installation.

  Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

  No cooking shall be done or permitted on the Premises, except that Underwriters' Laboratory approved microwave ovens or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted provided that such equipment and use is in accordance with all applicable Regulations.

  Tenant shall not use any hand trucks except those equipped with the rubber tires and side guards, and may use such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building. Forklifts which operate on asphalt areas shall only use tires that do not damage the asphalt.

  Except as otherwise expressly provided herein, Tenant shall not permit any motor vehicles to be washed or mechanical work or maintenance of motor vehicles to be performed on any portion of the Premises or parking area. Tenant may perform washing of the surface of company vehicles owned and operated by Tenant at the parking area so long as all of the following are satisfied: (i) Such activity does not interfere with normal use, operation, maintenance and repair of the Building, the parking facility and or any common areas; and (ii) all wash water shall be collected by Tenant or its contractors and disposed of off the property on which the Building is located. In no event shall Tenant or any of its employees, contractors, invitees or agents change any automotive fluids or otherwise service any vehicles in the parking area. In the event that Tenant violates any of the foregoing (as reasonably determined by Landlord), Landlord may terminate Tenant's right to wash such company trucks in the parking area by providing notice of such termination to Tenant. The foregoing activities by Tenant are subject to the terms of the Lease and must be performed in accordance with all applicable Regulations.

  Tenant shall not permit smoking or carrying of lighted cigarettes or cigars other than in areas designated by Landlord as smoking areas. So long as Tenant is the sole tenant of the Building, Tenant may designate reasonable smoking areas at the Building so long as the same complies with all applicable Regulations.

  All trash and refuse shall be contained in suitable receptacles at locations approved by Landlord. Tenant shall not place in the trash receptacles any personal trash or material that cannot be disposed of in the ordinary and customary manner of removing such trash without violation of any law or ordinance governing such disposal.

  Tenant shall comply with all safety, fire protection and evacuation procedures and regulations reasonably established by Landlord or any governing authority.

  Tenant assumes all responsibility for securing and protecting its Premises and its contents including keeping doors locked and other means of entry to the Premises closed.

  Small desk fans excepts, Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without Landlord's prior written consent.

  Tenant shall not permit any animals other than service animals, e.g. seeing-eye dogs, to be brought or kept in or about the Premises or any common area of the Building.

  These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. Landlord may waive any one or more of the Rules and Regulations for the benefit of any tenant or tenants, and any such waiver by Landlord shall UnotU be construed as a waiver of such Rules and Regulations for any and all tenants.

  Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order in and about the Building. Tenant agrees to abide by all such rules and regulations herein stated and any additional rules and regulations which are adopted. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

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D-2

EXHIBIT E - EARLY POSSESSION AGREEMENT

attached to and made a part of the Lease bearing the
Lease Reference Date of April 30, 2009 between
SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and
8X8, INC., a Delaware corporation, as Tenant

810 West Maude Avenue
Sunnyvale, California 94089

EARLY POSSESSION AGREEMENT

Reference is made to that certain lease dated April 30, 2009, between SILICON VALLEY CA-I, LLC, a Delaware limited liability company ("Landlord") and 8X8, INC., a Delaware corporation ("Tenant"), for the premises located in the City of Sunnyvale, County of Santa Clara, State of California, commonly known as 810 Maude Avenue.

It is hereby agreed that, notwithstanding anything to the contrary contained in the Lease but subject to the terms of Section 2.3 of the Lease, Tenant may occupy the Premises on _________. The first Monthly Installment of Rent is due on _________.

Landlord and Tenant agree that all the terms and conditions of the above referenced Lease are in full force and effect as of the date of Tenant's possession of the Premises prior to the Commencement Date pursuant to Section 2.3 [insert "other than the payment of rent", if the possession date and rent payment date are different].

LANDLORD:	TENANT:
SILICON VALLEY CA-I, LLC, a Delaware limited liability company	8X8, INC., a Delaware corporation
By: RREEF Management Company, a Delaware corporation, its Authorized Agent By: ____________________________________	By: ____________________________________
Name: ___UDO NOT SIGNU__________________	Name: ___UDO NOT SIGNU__________________

Title: __________________________________	Title: __________________________________

Dated: __________________________________	Dated: __________________________________

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E-1

EXHIBIT F - FORM OF SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

attached to and made a part of the Lease bearing the
Lease Reference Date of April 30, 2009 between
SILICON VALLEY CA-I, LLC, a Delaware limited liability company, as Landlord and
8X8, INC., a Delaware corporation, as Tenant

810 West Maude Avenue
Sunnyvale, California 94089

(see attached)

RECORDING REQUESTED BY AND
AFTER RECORDING, RETURN TO:

Capmark Finance Inc.
116 Welsh Road
Horsham, PA 19044-8015
Attn: Executive Vice President – Servicing Administration

SPACE ABOVE THIS LINE RESERVED FOR RECORDER'S USE

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement ("**Agreement**"), is made as of this _____ day of _______________, 200_ among ________________________, not individually, but solely as Trustee for the Certificate Holders of ________________________________, Series ______-_______ under that certain {Pooling/Trust} and Servicing Agreement dated as of __________-, ___ ("Lender"), by and through Capmark Finance Inc., a California corporation, its [Master] Servicer under said {Pooling/Trust} and Servicing Agreement, __________ _______, a ___________________ ("**Landlord**"), and ______________________, a ____________________________ ("**Tenant**").

Background

A. Lender is the owner and holder of a deed of trust or mortgage or other similar security instrument (either, the "Security Instrument"), covering, among other things, the real property commonly known and described as ____________________________, and further described on Exhibit "A" attached hereto and made a part hereof for all purposes, and the building and improvements thereon (collectively, the "Property").

B. Tenant is the lessee under that certain lease agreement between Landlord and Tenant dated ________________ ("**Lease**"), demising a portion of the Property described more particularly in the Lease ("**Leased Space**").

C. Landlord, Tenant and Lender desire to enter into the following agreements with respect to the priority of the Lease and Security Instrument.

NOW, THEREFORE, in consideration of the mutual promises of this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Subordination. Tenant agrees that the Lease, and all estates, options and rights created under the Lease, hereby are subordinated and made subject to the lien and effect of the Security Instrument.

2. Nondisturbance. Lender agrees that no foreclosure (whether judicial or nonjudicial), deed-in-lieu of foreclosure, or other sale of the Property in connection with enforcement of the Security Instrument or otherwise in satisfaction of the underlying loan shall operate to terminate the Lease or Tenant's rights thereunder to possess and use the leased space provided, however, that (a) the term of the Lease has commenced, (b) Tenant is in possession of the premises demised pursuant to the Lease, and (c) the Lease is in full force and effect and no uncured default exists under the Lease.

3. Attornment. Tenant agrees to attorn to and recognize as its landlord under the Lease each party acquiring legal title to the Property by foreclosure (whether judicial or nonjudicial) of the Security Instrument, deed-in-lieu of foreclosure, or other sale in connection with enforcement of the Security Instrument or otherwise in satisfaction of the underlying loan ("**Successor Owner**"). Provided that the conditions set forth in Section 2 above are met at the time Successor Owner becomes owners of the Property, Successor Owner shall perform all obligations of the landlord under the Lease arising from and after the date title to the Property was transferred to Successor Owner. In no event, however, will any Successor Owner be: (a) liable for any default, act or omission of any prior landlord under the Lease, (except that Successor Owner shall not be relieved from the obligation to cure any defaults which are non-monetary and

© CAPMARK FINANCE INC. 2000. All Rights Reserved.
SNDA Agt. (existing lease) v. 6/2000
1

continuing in nature, and such that Successor Owner's failure to cure would constitute a continuing default under the Lease); (b) subject to any offset or defense which Tenant may have against any prior landlord under the Lease; (c) bound by any payment of rent or additional rent made by Tenant to Landlord more than 30 days in advance; (d) bound by any modification or supplement to the Lease, or waiver of Lease terms, made without Lender's written consent thereto; (e) liable for the return of any security deposit or other prepaid charge paid by Tenant under the Lease, except to the extent such amounts were actually received by Lender; (f) liable or bound by any right of first refusal or option to purchase all or any portion of the Property; or (g) liable for construction or completion of any improvements to the Property or as required under the Lease for Tenant's use and occupancy (whenever arising). Although the foregoing provisions of this Agreement are self-operative, Tenant agrees to execute and deliver to Lender or any Successor Owner such further instruments as Lender or a Successor Owner may from time to time request in order to confirm this Agreement. If any liability of Successor Owner does arise pursuant to this Agreement, such liability shall be limited to Successor Owner's interest in the Property.

4. Rent Payments; Notice to Tenant Regarding Rent Payments. Tenant agrees not to pay rent more than one (1) month in advance unless otherwise specified in the Lease. After notice is given to Tenant by Lender that Landlord is in default under the Security Instrument and that the rentals under the Lease should be paid to Lender pursuant to the assignment of leases and rents granted by Landlord to Lender in connection therewith, Tenant shall thereafter pay to Lender all rent and all other amounts due or to become due to Landlord under the Lease, and Landlord hereby expressly authorizes Tenant to make such payments to Lender upon reliance on Lender's written notice (without any inquiry into the factual basis for such notice or any prior notice to or consent from Landlord) and hereby releases Tenant from all liability to Landlord in connection with Tenant's compliance with Lender's written instructions.

5. Lender Opportunity to Cure Landlord Defaults. Tenant agrees that, until the Security Instrument is released by Lender, it will not exercise any remedies under the Lease following a Landlord default without having first given to Lender (a) written notice of the alleged Landlord default and (b) the opportunity to cure such default within the time periods provided for cure by Landlord, measured from the time notice is given to Lender. Tenant acknowledges that Lender is not obligated to cure any Landlord default, but if Lender elects to do so, Tenant agrees to accept cure by Lender as that of Landlord under the Lease and will not exercise any right or remedy under the Lease for a Landlord default. Performance rendered by Lender on Landlord's behalf is without prejudice to Lender's rights against Landlord under the Security Instrument or any other documents executed by Landlord in favor of Lender in connection with the Loan.

6. Miscellaneous.

(a) Notices. All notices under this Agreement will be effective only if made in writing and addressed to the address for a party provided below such party's signature. A new notice address may be established from time to time by written notice given in accordance with this Section. All notices will be deemed received only upon actual receipt.

(b) Entire Agreement; Modification. This Agreement is the entire agreement between the parties relating to the subordination and nondisturbance of the Lease, and supersedes and replaces all prior discussions, representations and agreements (oral and written) with respect to the subordination and nondisturbance of the Lease. This Agreement controls any conflict between the terms of this Agreement and the Lease. This Agreement may not be modified, supplemented or terminated, nor any provision hereof waived, unless by written agreement of Lender and Tenant, and then only to the extent expressly set forth in such writing.

(c) Binding Effect. This Agreement binds and inures to the benefit of each party hereto and their respective heirs, executors, legal representatives, successors and assigns, whether by voluntary action of the parties or by operation of law. If the Security Instrument is a deed of trust, this Agreement is entered into by the trustee of the Security Instrument solely in its capacity as trustee and not individually.

(d) Unenforceability. Any provision of this Agreement which is determined by a government body or court of competent jurisdiction to be invalid, unenforceable or illegal shall be ineffective only to the extent of such holding and shall not affect the validity, enforceability or legality of any other provision, nor shall such determination apply in any circumstance or to any party not controlled by such determination.

(e) Construction of Certain Terms. Defined terms used in this Agreement may be used interchangeably in singular or plural form, and pronouns cover all genders. Unless otherwise provided herein, all days

© CAPMARK FINANCE INC. 2000. All Rights Reserved.
SNDA Agt. (existing lease) v. 6/2000

2

from performance shall be calendar days, and a **"business day"** is any day other than Saturday, Sunday and days on which Lender is closed for legal holidays, by government order or weather emergency.

(f) Governing Law. This Agreement shall be governed by the laws of the State in which the Property is located (without giving effect to its rules governing conflicts of laws).

(g) **WAIVER OF JURY TRIAL. TENANT, AS AN INDUCEMENT FOR LENDER TO PROVIDE THIS AGREEMENT AND THE ACCOMODATIONS TO TENANT OFFERED HEREBY, HEREBY WAIVES ITS RIGHT, TO THE FULL EXTENT PERMITTED BY LAW, AND AGREES NOT TO ELECT, A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS AGREEMENT.**

(h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute a fully executed agreement even though all signatures do not appear on the same document. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their respective obligations hereunder.

IN WITNESS WHEREOF, this Agreement is executed this __ day of ____________, 200__.

LENDER:

[insert Trustee's name here], Trustee

By: Capmark Finance Inc.,
its [Master] Servicer

By:________________________________
Name:
Title:

Lender Notice Address:

[insert Trustee's name here], Trustee
c/o Capmark Finance Inc.
116 Welsh Road
Horsham, PA 19044
Attn: Executive Vice President – Servicing Administration

TENANT:

[insert Tenant's name here]

By:________________________________
Name:
Title:

Tenant Notice Address:

[insert Tenant's name here]
____
____
____
Attn:

LANDLORD:
[insert Landlord's name here]
By:________________________________
Name:
Title:

Landlord Notice Address:
[insert Landlord's name here]
____
____
____
Attn:

© CAPMARK FINANCE INC. 2000. All Rights Reserved.
SNDA Agt. (existing lease) v. 6/2000

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Notary Acknowledgement for Lender:

Commonwealth of Pennsylvania :
:ss
County of Montgomery :

On this, the __ day of ____________, 200_, before me, the undersigned Notary Public, personally appeared ______________________________ known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and who acknowledged to me that he/she is an officer of Capmark Finance Inc. in the capacity stated and that he/she executed the within instrument in such capacity for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

____
Notary Public

{seal}

Notary Acknowledgement for Tenant:

State of __________________________ :
:ss
County of ________________________ :

On this, the __ day of ____________, 200_, before me, the undersigned Notary Public, personally appeared ______________________________ known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and who acknowledged to me that he/she is an officer of the Tenant in the capacity stated and that he/she executed the within instrument in such capacity for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

____
Notary Public

{seal}

Notary Acknowledgement for Landlord:

State of __________________________ :
:ss
County of ________________________ :

On this, the __ day of ____________, 200_, before me, the undersigned Notary Public, personally appeared ______________________________ known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and who acknowledged to me that he/she is an officer of the Landlord in the capacity stated and that he/she executed the within instrument in such capacity for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

____
Notary Public

{seal}

© CAPMARK FINANCE INC. 2000. All Rights Reserved.
SNDA Agt. (existing lease) v. 6/2000
4

Exhibit "A"
(Legal Description of the Property)

© CAPMARK FINANCE INC. 2000. All Rights Reserved.
SNDA Agt. (existing lease) v. 6/2000

5